As filed with the Securities and Exchange Commission on August 21, 2009
Registration Nos. 333-      , 333-      , 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DTE Energy Company	DTE Energy Trust III	The Detroit Edison Company
(Exact name of the registrant as specified in its charter)	(Exact name of the registrant as specified in its charter)	(Exact name of the registrant as specified in its charter)
Michigan	Delaware	Michigan
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
38-3217752	35-6752043	38-0478650
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

One Energy Plaza
Detroit, Michigan 48226-1279
(313) 235-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sandra Kay Ennis
DTE Energy Company
One Energy Plaza
Detroit, Michigan 48226-1279
(313) 235-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony G. Morrow DTE Energy Company One Energy Plaza Detroit, Michigan 48226-1279 (313) 235-4000	Catherine C. Hood Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after this registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

DTE ENERGY COMPANY:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DTE ENERGY TRUST III:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

THE DETROIT EDISON COMPANY:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be Registered/Proposed Maximum Offering Price per Unit/
Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(2)
DTE Energy Company:
Common Stock
Debt Securities(3)
Guarantee of Trust Preferred Securities of DTE Energy Trust III(4)
DTE Energy Trust III:
Trust Preferred Securities
The Detroit Edison Company:
Debt Securities
Total

(1)	This registration statement also covers trust preferred securities, debt securities and common stock which may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	An indeterminate aggregate offering price or number of shares is being registered as from time to time may be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of the entire registration fee subject to the conditions set forth in such rules.

(3)	Debt securities may be issued and sold directly to investors or to DTE Energy Trust III in connection with the issuance of trust preferred securities by DTE Energy Trust III, in which event such debt securities may later be distributed to the holders of trust preferred securities upon a dissolution and liquidation of DTE Energy Trust III. No separate consideration will be received for the debt securities of DTE Energy Company distributed upon any liquidation of DTE Energy Trust III.

(4)	DTE Energy Company is also registering under this registration statement all other obligations that it may have with respect to trust preferred securities issued by DTE Energy Trust III. No separate consideration will be received for any guarantee or any other such obligations.

EXPLANATORY NOTE

This registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

Prospectus of DTE Energy Company and DTE Energy Trust III:

•	Common Stock of DTE Energy Company;

•	Debt Securities of DTE Energy Company;

•	Trust Preferred Securities of DTE Energy Trust III; and

•	Guarantee of Trust Preferred Securities of DTE Energy Trust III by DTE Energy Company.

Prospectus of The Detroit Edison Company:

•	Debt Securities of The Detroit Edison Company.

Prospectus

DTE Energy Company
Common Stock
Debt Securities
DTE Energy Trust III
Trust Preferred Securities
Guaranteed to the extent set forth in this prospectus by
DTE Energy Company

By this prospectus, DTE Energy Company may offer from time to time:

•	common stock; and/or

•	senior debt securities and/or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities.

DTE Energy Trust III, which is a Delaware statutory trust, may offer from time to time trust preferred securities guaranteed to the extent set forth in this prospectus by DTE Energy Company.

DTE Energy Company and DTE Energy Trust III will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement that describes those securities.

We may offer these securities directly or through underwriters, agents or dealers. This prospectus may also be used by a selling security holder of the securities described herein. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements, and will identify any selling security holders. See the “Plan of Distribution” section beginning on page 35 of this prospectus for more information.

See “Risk Factors” beginning on page 3 regarding risks associated with an investment in these securities.

The mailing address of DTE Energy Company’s and DTE Energy Trust III’s principal executive offices is One Energy Plaza, Detroit, Michigan 48226-1279, and their telephone number is (313) 235-4000.

DTE Energy Company’s common stock is traded on the New York Stock Exchange under the symbol “DTE.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 21, 2009

Page

About This Prospectus	2
Risk Factors	3
Cautionary Statements Regarding Forward-Looking Statements	3
DTE Energy Company	4
DTE Energy Trust	4
Use of Proceeds	5
Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends	6
The Securities That We May Offer	6
Description of Capital Stock	6
Description of Debt Securities	9
Description of Trust Preferred Securities	25
Description of Trust Preferred Securities Guarantee	31
Book-Entry Securities	33
Plan of Distribution	35
Legal Matters	35
Experts	36
Where You Can Find More Information	36
EX-1.1
EX-1.4
EX-4.9
EX-4.10
EX-4.11
EX-4.36
EX-4.37
EX-4.75
EX-5.1
EX-5.2
EX-5.3
EX-12.1
EX-23.1
EX-23.4
EX-24.1
EX-25.1
EX-25.2
EX-25.3
EX-25.4
EX-25.5

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or supplements. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated in this prospectus is accurate as of any time after the date of this prospectus, or, if later, the date of an incorporated document, because our business, financial condition, results of operations and prospects may have changed since such dates.

We are not making an offer to sell these securities in any jurisdiction that prohibits the offer or sale of these securities.

In this prospectus references to “DTE Energy,” the “Company,” “we,” “us” and “our” refer to DTE Energy Company, unless the context indicates that the references are to DTE Energy Company and its consolidated subsidiaries, and references to the “DTE Energy Trust” and the “Trust” are to DTE Energy Trust III.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that DTE Energy and the DTE Energy Trust filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, DTE Energy and/or the DTE Energy Trust may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities DTE Energy and/or the DTE Energy Trust may offer. Each time DTE Energy and/or the DTE Energy Trust sell securities, DTE Energy and/or the DTE Energy Trust will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

An investment in the securities involves risks. You should carefully consider the “Risk Factors” set forth in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” below.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations and business of DTE Energy. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this prospectus or in documents incorporated herein. All forward-looking statements we make are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. Many factors may impact forward-looking statements including, but not limited to, the following:

•	the length and severity of ongoing economic decline;

•	changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to the Company;

•	high levels of uncollectible accounts receivable;

•	access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings;

•	instability in capital markets which could impact availability of short and long-term financing;

•	potential for continued loss on investments, including nuclear decommissioning and benefit plan assets;

•	the timing and extent of changes in interest rates;

•	the level of borrowings;

•	the availability, cost, coverage and terms of insurance and stability of insurance providers;

•	the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers;

•	economic climate and population growth or decline in the geographic areas where we do business;

•	environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that include or could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, and a carbon tax or cap and trade structure;

•	nuclear regulations and operations associated with nuclear facilities;

•	impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs;

•	employee relations and the impact of collective bargaining agreements;

•	unplanned outages;

•	changes in the cost and availability of coal and other raw materials, purchased power and natural gas;

•	the effects of competition;

•	the uncertainties of successful exploration of gas shale resources and challenges in estimating gas reserves with certainty;

•	impact of regulation by the Federal Energy Regulatory Commission, Michigan Public Service Commission, Nuclear Regulatory Commission and other applicable governmental proceedings and regulations, including any associated impact on rate structures;

•	changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits;

•	the ability to recover costs through rate increases;

•	the cost of protecting assets against, or damage due to, terrorism;

•	changes in and application of accounting standards and financial reporting regulations;

•	changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and

•	binding arbitration, litigation and related appeals.

You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. We undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

The factors discussed above and other factors are discussed more completely in our public filings with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

DTE ENERGY COMPANY

DTE Energy Company is a Michigan corporation engaged in utility operations through its wholly owned subsidiaries The Detroit Edison Company (“Detroit Edison”) and Michigan Consolidated Gas Company (“MichCon”). We also have non-utility operations that are engaged in a variety of energy related businesses.

Detroit Edison is a Michigan public utility engaged in the generation, purchase, distribution and sale of electricity to approximately 2.2 million customers in southeastern Michigan.

MichCon is a Michigan public utility engaged in the purchase, storage, transmission, distribution and sale of natural gas to approximately 1.2 million customers throughout Michigan.

Our non-utility operations consist primarily of Gas Midstream, which is involved in the development and operation of natural gas pipelines and storage; Unconventional Gas Production, which is engaged in natural gas exploration, development and production; Power and Industrial Projects, which is comprised primarily of projects that deliver energy and utility-type services to industrial, commercial and institutional customers, provide coal transportation services and marketing and sell electricity from biomass-fired energy projects; and Energy Trading, which engages in energy marketing and trading operations.

DTE ENERGY TRUST

DTE Energy Trust III is a Delaware statutory trust, created by way of a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State. We will execute an amended and restated trust agreement for the DTE Energy Trust, referred to in this prospectus as the trust agreement, in connection with any issuance of trust securities. This trust agreement will state the terms and conditions for the DTE Energy Trust to issue and sell its trust preferred securities and trust common securities. We filed a form of amended and restated trust agreement as an exhibit to the registration statement of which this prospectus forms a part.

The DTE Energy Trust exists solely to:

•	issue and sell its trust preferred securities and trust common securities;

•	use the proceeds from the sale of its trust preferred securities and trust common securities to purchase and hold DTE Energy’s debt securities as trust assets; and

•	engage in other activities that are necessary or incidental to the above purposes.

DTE Energy will hold directly or indirectly all of the trust common securities of the DTE Energy Trust. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of the DTE Energy Trust’s total capitalization. The trust preferred securities will represent the remaining percentage of the DTE Energy Trust’s total capitalization. The trust preferred securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.

The DTE Energy Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Unless otherwise specified in the applicable prospectus supplement, the following trustees will conduct the DTE Energy Trust’s business and affairs:

•	The Bank of New York Mellon Trust Company, N.A., as property trustee;

•	BNY Mellon Trust of Delaware, as Delaware trustee; and

•	one or more of our officers, as administrative trustees.

Only we, as direct or indirect owner of the trust common securities, can remove or replace the administrative trustees. In addition, we can increase or decrease the number of administrative trustees. Also, we, as direct or indirect holder of the trust common securities, will generally have the sole right to remove or replace the property and Delaware trustees. However, if DTE Energy defaults on the debt securities owned by the DTE Energy Trust or another event of default under the trust agreement occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities of the Trust may remove and replace the property and Delaware trustees.

We will pay all fees and expenses related to the DTE Energy Trust and the offering of the trust preferred securities. We will also pay all ongoing costs and expenses of the DTE Energy Trust except the Trust’s obligations under the trust preferred securities and trust common securities.

USE OF PROCEEDS

Except as we may otherwise state in an accompanying prospectus supplement, DTE Energy expects to use the net proceeds from the sale of its securities for general corporate purposes, which may include, among other things:

•	financing, development and construction of new facilities;

•	additions to working capital; and

•	repurchase or refinancing of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements, market conditions and the availability and cost of other funds. Pending the application of proceeds, we may also invest the funds temporarily in short-term investment grade securities.

The DTE Energy Trust will use all proceeds from the sale of the trust preferred securities to purchase debt securities of DTE Energy.

RATIOS OF EARNINGS TO FIXED CHARGES AND
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

DTE Energy’s ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends were as follows for the periods indicated in the table below:

	Six Months Ended	Year Ended December 31,
	June 30, 2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends(a)	2.42	2.51	3.05	1.95	1.77	1.72

Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of consolidated income plus income taxes and fixed charges, except capitalized interest; and

•	“fixed charges,” which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and expense, and the estimated portion of rental expense attributable to interest.

(a) DTE Energy had no preferred stock outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for each period.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain terms and provisions of the various types of securities that DTE Energy and the DTE Energy Trust may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and any securities exchange on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	common stock; and/or

•	senior debt securities and/or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities.

The DTE Energy Trust may offer and sell from time to time its trust preferred securities guaranteed by us.

In this prospectus, DTE Energy and the DTE Energy Trust refer to the common stock, senior debt securities, subordinated debt securities, trust preferred securities and our guarantees of the trust preferred securities collectively as “securities.” We refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.”

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The authorized capital stock of DTE Energy currently consists of 400,000,000 shares of DTE Energy common stock, without par value, and 5,000,000 shares of preferred stock, without par value. As of June 30, 2009, there were 164,472,648 shares of DTE Energy common stock issued and outstanding. All outstanding shares of common stock are, and the common stock offered hereby when issued and paid for will be, duly authorized, validly issued, fully paid and nonassessable. As of June 30, 2009, there were no shares of preferred stock issued and outstanding.

Under the DTE Energy amended and restated articles of incorporation, which we refer to as the articles of incorporation, our board of directors may cause the issuance of one or more new series of the authorized shares of preferred stock, determine the number of shares constituting any such new series and fix the voting, distribution, dividend, liquidation and all other rights and limitations of the preferred stock. These rights may be superior to those of the DTE Energy common stock. To the extent any shares of DTE Energy’s preferred stock have voting rights, no share of preferred stock may be entitled to more than one vote per share, except that with respect to election of directors, cumulative voting may be available.

Common Stock

The following description of our common stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of this type of security. We will describe the specific terms of any common stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock offered under that prospectus supplement may differ from the terms described below. For the complete terms of our common stock, please refer to our articles of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus or may be incorporated by reference in this prospectus. The terms of our common stock may also be affected by the laws of the State of Michigan.

Dividends

Holders of common stock are entitled to participate equally in respect to dividends as, when and if dividends are declared by our board of directors out of funds legally available for their payment. However, this dividend right is subject to any preferential dividend rights we may grant to future holders of preferred stock and to the prior rights of DTE Energy’s debt holders and other creditors. As a Michigan corporation, we are subject to statutory limitations on the declaration and payment of dividends. Dividends on DTE Energy common stock will depend primarily on the earnings and financial condition of DTE Energy. DTE Energy is a holding company and its assets consist primarily of its investment in its operating subsidiaries. Thus, as a practical matter, dividends on common stock of DTE Energy will depend in the foreseeable future primarily upon the earnings, financial condition and capital requirements of Detroit Edison, MichCon and our other subsidiaries, and the distribution of such earnings to DTE Energy in the form of dividends. The subsidiaries are separate and distinct legal entities and have no obligation to make payments with respect to any of DTE Energy’s securities, or to pay dividends to or make funds available to DTE Energy so that DTE Energy can make payments on its securities, including its common stock. In addition, existing or future covenants limiting the right of Detroit Edison, MichCon or our other subsidiaries to pay dividends on or make other distributions with respect to their common stock may affect DTE Energy’s ability to pay dividends on our common stock. See “Description of Debt Securities — Ranking.”

Voting

Subject to any special voting rights that may vest in the holders of preferred stock, the holders of DTE Energy common stock are entitled to vote as a class and are entitled to one vote per share for each share held of record on all matters voted on by shareholders, except that with respect to the election of directors, cumulative voting is available. All questions other than election of directors are decided by a majority of the votes cast by the holders of shares entitled to vote on that question, unless a greater vote is required by the articles of incorporation or Michigan law. Directors are currently elected by a plurality of the votes cast. At the 2009 annual meeting of shareholders, a proposal was approved which requests that the board of directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats. The board is evaluating how to proceed with the implementation of this resolution.

We are subject to Chapter 7A of the Michigan Business Corporation Act, which we refer to as the Corporation Act, which provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. These requirements do not apply if (1) the corporation’s board of directors approves the transaction prior to the time the 10% owner becomes such or (2) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years.

In addition, our bylaws provide that Chapter 7B of the Corporation Act does not apply to DTE Energy. Chapter 7B of the Corporation Act regulates shareholder rights when an individual’s stock ownership reaches at least 20% of a Michigan corporation’s outstanding shares. Accordingly, pursuant to DTE Energy’s bylaws, a shareholder seeking control of DTE Energy cannot require the DTE Energy’s board of directors to call a meeting to vote on issues related to corporate control within 10 days of such request, as stipulated by Chapter 7B of the Corporation Act.

Board of Directors

Our bylaws provide for a board of directors that is divided into three classes. Each class is to serve a three-year term and the classes are to be as nearly equal in size as possible. The number of directors is fixed by the board of directors from time to time. DTE Energy currently has 14 directors. Under our bylaws, the provision providing for the classification of the board of directors may not be amended or repealed without the vote of a majority of the shares of DTE Energy’s common stock.

Amendments to DTE Energy’s Articles of Incorporation

Under Michigan law, our articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposed amendment (which would include the common stock and any series of preferred stock which, by its terms or applicable law, was so entitled to vote), and, if any class or series of shares is entitled to vote as a class, then the proposed amendment must be approved by the required vote of each class or series of shares entitled to vote as a class.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of DTE Energy, holders of our common stock have the right to share in DTE Energy’s assets remaining after satisfaction in full of the prior rights of creditors, and all liabilities and the aggregate liquidation preferences of any outstanding shares of DTE Energy preferred stock.

Preemptive Rights

The holders of DTE Energy common stock have no conversion or redemption rights, or any rights to subscribe for or purchase other stock of DTE Energy.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DTE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon, 101 Barclay Street, 8W, New York, New York 10286.

Possible Anti-Takeover Effects

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of DTE Energy. As permitted by the Corporation Act, our bylaws restrict shareholders from bringing any business before a special meeting of shareholders, require prior written notice of any business to be brought by a shareholder before the annual meeting and require advance notice for shareholder nominations for directors. In addition, the articles of incorporation or bylaws authorize our board of directors to issue one or more series of preferred stock, provide for a staggered board of directors, and provide that Chapter 7B of the Corporation Act does not apply to DTE

Energy, as discussed above. These provisions in our articles of incorporation or bylaws may limit the ability of individuals to bring matters before shareholder meetings, change the composition of the board of directors and pursue a merger, takeover, business combination or tender offer involving DTE Energy, which, under certain circumstances, could encourage a potentially interested purchaser to negotiate with the board of directors rather than pursue a non-negotiated takeover attempt, including one that shareholders might favor, and could reduce the market value of our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with any applicable prospectus supplement, summarizes certain material terms and provisions of the debt securities we may offer under this prospectus and the related trust indenture. We will issue the debt securities under an amended and restated indenture, dated as of April 9, 2001, as supplemented or amended from time to time, which we refer to as the “indenture,” between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee. We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the indenture, as the “trustee” for purposes of this section. The indenture may, but need not, have separate trustees for senior and subordinated debt securities.

This summary of the indenture and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

Because the descriptions of provisions of the indenture below are summaries, they do not describe every aspect of the indenture. The summaries below are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read the indenture for provisions that may be important to you. Wherever we refer to particular articles, sections or defined terms of the indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture contains, and the debt securities, when issued, will contain, additional important terms and provisions. We will describe the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered in the prospectus supplement relating to those debt securities.

The indenture does not limit the amount of debt securities we may issue under it, and it provides that additional debt securities of any series may be issued up to the aggregate principal amount that we may authorize from time to time. As of June 30, 2009, approximately $1.9 billion aggregate principal amount of debt securities were issued and outstanding under the indenture.

Principal and any premium and interest in respect to the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, payment of interest may be made by check mailed to the registered holders of the debt securities at their registered addresses.

We will describe material U.S. federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies in the applicable prospectus supplement.

Unless we otherwise specify in this prospectus or in the applicable prospectus supplement, we will issue debt securities in the form of global securities, deposited with and registered in the name of The Depository Trust Company, as depositary, which we refer to as “DTC,” or its nominee. Interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Book-Entry Securities.”

General

The prospectus supplement that accompanies this prospectus relating to the debt securities being offered will include specific terms relating to the offered debt securities. These terms may include some or all of the following:

•	the title or designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	whether the debt securities are to represent senior or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of DTE Energy in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	the person to whom any interest on any registered security shall be payable, if other than the person in whose name that security is registered at the close of business on the record date, the manner in which, or the person to whom, any interest on any bearer security shall be payable, if other than upon presentation and surrender of coupons, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•	whether the debt securities will be issued in the form of one or more global securities;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates, at which the debt securities will bear any interest or the method or methods, if any, by which such rate or rates will be determined;

•	the date or dates from which any interest will accrue or the method or methods, if any, by which such date or dates will be determined and the date or dates on which such interest will be payable;

•	whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder who is a “United States alien,” as defined in the indenture, in respect of certain taxes, assessments or governmental charges, and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts; the term “interest,” as used in this prospectus, includes any additional amounts;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, and where any registered securities may be surrendered for registration of transfer or exchange;

•	a description of any provisions providing for redemption or repurchase of the debt securities, in whole or in part, at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption or repurchase;

•	any sinking fund or other mandatory redemption or similar terms;

•	whether the debt securities will be convertible into shares of common stock of DTE Energy and/or exchangeable for other securities, whether or not issued by DTE Energy, property or cash, or a combination of any of the foregoing, and, if so, the terms and conditions of such conversion or exchange, either mandatory, at the option of the holder, or at the option of DTE Energy, and any deletions from or modifications or additions to the indenture to allow the issuance of such convertible or exchangeable debt securities;

•	the authorized denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities or any of them that shall be payable upon declaration of acceleration of the maturity in accordance with the indenture upon an event of default or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

•	if either or both of the sections of the indenture relating to defeasance and covenant defeasance are applicable to the debt securities, or if any covenants in addition to or other than those specified in the indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

•	if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the debt securities;

•	whether the debt securities shall be issued as original issue discount securities;

•	whether a credit facility or other form of credit support will apply to the debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture, and whether the limitations on secured debt under the indenture will be applicable; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time and all the debt securities of any one series need not bear interest at the same rate or mature on the same date.

Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series.

Other than as described below under “— Covenants” with respect to any applicable series of debt securities and as may be described in the applicable prospectus supplement, the indenture does not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding the applicability of the covenant described below under “— Covenants — Limitation on Secured Debt” or any deletions from, modifications of or additions to the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Ranking

Because DTE Energy is a holding company that conducts substantially all of its operations through subsidiaries, holders of debt securities and guarantees of DTE Energy will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and preferred shareholders, if any. Our subsidiaries, principally Detroit Edison and MichCon, from time to time incur debt to finance their business activities. Substantially all of the physical properties of Detroit Edison and MichCon are subject to the liens of their respective mortgage indentures as security for the payment of outstanding mortgage bonds.

Our assets consist primarily of investment in subsidiaries. Our ability to service indebtedness, including any debt securities and guarantees, depends on the earnings of our subsidiaries and the distribution or other payment from subsidiaries of earnings to us in the form of dividends, loans or advances, and repayment of loans and advances from us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make payments to us in order for us to pay our obligations under the debt securities.

Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, DTE Energy’s obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

DTE Energy’s obligation to pay the principal of, and any premium and interest on, any series of subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent provided in the supplemental indenture relating to the series and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

Upon any payment or distribution of assets or securities of DTE Energy to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of DTE Energy, the holders of Senior Indebtedness will first be entitled to receive payment in full of the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of DTE Energy being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

By reason of such subordination, in the event of liquidation or insolvency of DTE Energy, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of DTE Energy that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

Subject to the payment in full of all Senior Indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of DTE Energy applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full.

No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

“Indebtedness” means:

•	indebtedness for borrowed money;

•	obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business);

•	obligations evidenced by notes, bonds, debentures or other similar instruments;

•	obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property;

•	obligations as lessee under leases that have been or should be, in accordance with accounting principles generally accepted in the United States, recorded as capital leases;

•	obligations, contingent or otherwise, in respect of acceptances, letters of credit or similar extensions of credit;

•	obligations in respect of interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	guarantees of Indebtedness of others, directly or indirectly, or Indebtedness in effect guaranteed directly or indirectly through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor or (4) otherwise to assure a creditor against loss; and

•	Indebtedness described above secured by any Lien (as defined below) on property.

“Senior Indebtedness,” for purposes of subordinated debt securities of each series, means all Indebtedness, whether outstanding on the date of issuance of subordinated debt securities of the applicable series or thereafter created, assumed or incurred, except Indebtedness ranking equally with the subordinated debt securities or Indebtedness ranking junior to the subordinated debt securities. Senior Indebtedness does not include obligations to trade creditors or indebtedness of DTE Energy to its subsidiaries. Senior Indebtedness with respect to the subordinated debt securities of any particular series will continue to be Senior Indebtedness with respect to the subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Indebtedness ranking equally with the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking equally with the subordinated debt securities.

“Indebtedness ranking junior to the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means any Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities of the applicable series or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to:

•	the subordinated debt securities, and

•	any other Indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking junior to the subordinated debt securities.

Covenants

The indenture contains covenants for the benefit of holders of debt securities of each series. The following covenant will apply to a series of debt securities only to the extent specified in the applicable prospectus supplement.

Limitation on Secured Debt

If this covenant is made applicable to the debt securities of any particular series, we have agreed that we will not create, issue, incur or assume any Secured Debt (as defined below) without the consent of the holders of a majority in principal amount of the outstanding debt securities of all series with respect to which this covenant is made, considered as one class; provided, however, that the foregoing covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if we either:

•	secure all debt securities then outstanding with respect to which this covenant is made equally and ratably with the Secured Debt; or

•	deliver to the trustee bonds, notes or other evidences of indebtedness secured by the Lien (as defined below) which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the debt securities then outstanding with respect to which this covenant is made and meeting certain other requirements in the indenture.

“Debt” means:

•	indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay such borrowed money; and

•	any guaranty by DTE Energy of any such indebtedness of another person.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Secured Debt” means Debt created, issued, incurred or assumed by DTE Energy that is secured by a Lien upon any shares of stock of any Significant Subsidiary, as defined in Regulation S-X of the rules and regulations under the Securities Act, whether owned at the date of the initial authentication and delivery of the debt securities of any series or thereafter acquired.

Consolidation, Merger and Sale of Assets

DTE Energy may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to, any person or permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•	if DTE Energy merges into or consolidates with, or transfers its properties and assets as an entirety (or substantially as an entirety) to any person, such person is a corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia;

•	any successor person (if not DTE Energy) assumes by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities;

•	no event of default under the indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the indenture has occurred and is continuing after giving effect to the transaction; and

•	certain other conditions are met.

Upon any merger or consolidation described above or conveyance or transfer of the properties and assets of DTE Energy as or substantially as an entirety as described above, the successor person will succeed to DTE Energy’s obligations under the indenture and, except in the case of a lease, the predecessor person will be relieved of such obligations.

The indenture does not prevent or restrict any conveyance or other transfer, or lease, of any part of the properties of DTE Energy which does not constitute the entirety, or substantially the entirety, thereof.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be any of the following events:

(1) failure to pay interest on the debt securities of that series, or any additional amounts payable with respect thereto, for 30 days after payment is due;

(2) failure to pay principal or any premium on the debt securities of that series, or any additional amounts payable with respect thereto, when due;

(3) failure to pay any sinking fund installment or analogous payment when due;

(4) failure to perform, or breach of, any other covenant or warranty or obligation of DTE Energy in the indenture for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the registered owners of at least 25% in principal amount of the debt securities of that series;

(5) default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by DTE Energy (including a default with respect to any other series of debt securities issued under the indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by DTE Energy (or the payment of which is guaranteed by DTE Energy), whether such indebtedness or guarantee exists on the date of the indenture or is issued or entered into following the date of the indenture, if:

•	either:

•	such default results from failure to pay any such indebtedness when due and such defaulted payment has not been made, waived or extended within 30 days of such payment default; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity and such indebtedness shall not have been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and

•	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates to at least $40 million;

(6) certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to DTE Energy; or

(7) any other event of default provided with respect to debt securities of that series.

If an event of default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the acceleration. If an event of default occurs pertaining to certain events of bankruptcy, insolvency or reorganization specified in the indenture as described in paragraph (6) above, the principal amount and accrued and unpaid interest and any additional amounts payable in respect of the debt securities of that series, or a lesser amount as provided for in the debt securities of that series, will be immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the trustee must transmit to the holders of the debt securities of such series, in the manner set forth in the indenture, notice of the default known to the trustee, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any) or interest or any additional amounts or in the payment of any sinking fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of such notice is in the interest of the holders of debt securities of such series. In addition, in the case of any event of default described in paragraph (4) above, no such notice to holders will be given until at least 30 days after the occurrence of the event of default.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings.

The indenture further provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless that requesting holder has offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The indenture provides that no holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

•	the holders of 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•	for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Under the indenture, we are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event that after notice or lapse of time or both would constitute an event of default.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement.

Exchange, Registration and Transfer

Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

Holders may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for the indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:

•	the day of the mailing of the relevant notice of redemption if the debt securities are issuable only as registered securities; or

•	the day of the first publication of the notice of redemption if the debt securities are issuable as bearer securities, or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, selected for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security so selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

Unless we specify otherwise in the applicable prospectus supplement, the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

•	as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•	as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

However, if the debt securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon may look only to us for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

To the extent not described below and under the heading “Book-Entry Securities,” we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided under “Book-Entry Securities” or in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form;

•	will not be considered the owners or holders under the indenture relating to those debt securities; and

•	will not be able to transfer or exchange the global debt securities, except in the limited circumstances as described in this prospectus or any supplement.

The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the owner’s ability to transfer beneficial interests in a global security.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

For a description of the depository arrangements for global securities held by The Depository Trust Company, see “Book-Entry Securities.”

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable. The deposited amount must be sufficient to pay the entire amount of principal of, and any premium, interest and additional amounts on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity or redemption date of the debt securities, as the case may be; provided, however, we have paid all other sums payable under the indenture with respect to the debt securities, and certain other conditions are met.

Unless we specify otherwise in the applicable prospectus supplement, we may elect:

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “defeasance”; or

•	with respect to any debt securities, to be released from certain covenant obligations as described in the related prospectus supplement, as may be provided for under Section 301 of the indenture, which we refer to as “covenant defeasance.”

In the case of defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

To elect either defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities. The deposit will provide through the scheduled payment of principal and interest in accordance with their terms, money in an amount sufficient to pay the principal of and any premium and interest on (and, to the extent that (1) the debt securities of such series provide for the payment of additional amounts and (2) we may reasonably determine the amount of any such additional amounts at the time of deposit (in the exercise of our sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory sinking fund or analogous payments thereon, on their scheduled due dates.

In addition, we can only elect defeasance or covenant defeasance if, among other things:

•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event that with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of the deposit of funds with the trustee and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of the deposit of funds with the trustee; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

The indenture deems a foreign currency to be any currency, currency unit or composite currency including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

The indenture defines government obligations as securities that are not callable or redeemable at the option of the issuer or issuers and are:

•	direct obligations of the United States or the government or governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, and additional amounts, if any, with respect to, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•	in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

The indenture defines a “conversion event” as the cessation of use of:

•	a foreign currency both by the government of the country or the confederation that issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable for payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

DTE Energy and the trustee may generally modify certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification, except that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of, or any premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	change the place of payment or the coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required under the indenture in order to take certain actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment; or

•	modify any of the above provisions or certain provisions regarding the waiver of past defaults or the waiver of certain covenants, with limited exceptions.

In addition, we and the trustee may, without the consent of any holders, modify provisions of the indenture for certain purposes, including, among other things:

•	evidencing the succession of another person to DTE Energy and the assumption by any such successor of the covenants of DTE Energy in the indenture and in the debt securities;

•	adding to the covenants of DTE Energy for the benefit of the holders of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or surrendering any right or power herein conferred upon DTE Energy with respect to the debt securities;

•	adding any additional events of default with respect to the debt securities (and, if such event of default is applicable to less than all series of debt securities, specifying the series to which such event of default is applicable);

•	adding to or changing any provisions of the indenture to provide that bearer debt securities may be registrable, changing or eliminating any restrictions on the payment of principal of (or premium, if any) or interest on or any additional amounts with respect to bearer debt securities, permitting bearer debt securities to be issued in exchange for registered debt securities, permitting bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or facilitating the issuance of debt securities in uncertificated form provided that any such action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the acceptance of appointment of a successor trustee and adding to or changing any of the provisions of the indenture to facilitate the administration of the trusts;

•	curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein, or making or amending any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to maintain the qualification of the indenture under the Trust Indenture Act as the same may be amended from time to time;

•	adding to, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as therein set forth;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form;

•	securing the debt securities;

•	making provisions with respect to conversion or exchange rights of holders of securities of any series;

•	amending or supplementing any provision contained therein or in any supplemental indenture, provided that no such amendment or supplement will adversely affect the interests of the holders of any debt securities then outstanding in any material respect; or

•	modifying, deleting or adding to any of the provisions of the indenture other than as contemplated above.

The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

•	payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

The following applies only in the event that debt securities are held by the DTE Energy Trust.

To the extent that any action under any debt securities held by the DTE Energy Trust is entitled to be taken by the holders of at least a specified percentage of those debt securities, and unless otherwise specified in the applicable prospectus supplement, holders of the trust preferred securities issued by the DTE Energy Trust may take action if the action is not taken by the property trustee of the DTE Energy Trust. Notwithstanding the foregoing, if an event of default under those debt securities has occurred and is continuing and is attributable either to:

•	the failure of DTE Energy to pay the principal of, or any premium or interest on, those debt securities on the due date; or

•	the failure by DTE Energy to deliver the required securities or other property upon an appropriate conversion or exchange election, if any,

and an event of default has occurred and is continuing under the applicable trust agreement, a holder of the related trust preferred securities may institute a direct action.

A “direct action” is a legal proceeding directly against DTE Energy for enforcement of payment to the holder of trust preferred securities issued by the DTE Energy Trust of the principal of or any premium or interest on the debt securities held by that trust having a principal amount equal to the liquidation amount of those trust preferred securities held by that holder or for enforcement of any conversion or exchange rights, as the case may be. DTE Energy may not amend an indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding that have an interest in the related debt securities. If the right to bring a direct action is removed, the DTE Energy Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by DTE Energy in connection with a direct action, DTE Energy will remain obligated to pay the principal of, and any premium and interest on, the related debt securities, and DTE Energy will be subrogated to the rights of the holders of those trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by DTE Energy to the holder in any direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related debt securities unless an event of default has occurred and is continuing under the applicable trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice” below.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time with respect to the debt securities of one or more series by giving written notice thereof to us.

The trustee may also be removed with respect to the debt securities of any series by act of the holders of a majority in principal amount of the then outstanding debt securities of such series.

No resignation or removal of such trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the retiring trustee will be deemed to have resigned.

Governing Law

The indenture is governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustees

The Bank of New York Mellon Trust Company, N.A., is the successor trustee under the indenture, and acts as the property trustee under the trust agreement and the guarantee trustee under the guarantee as described in this prospectus. BNY Mellon Trust of Delaware, an affiliate of The Bank of New York Mellon Trust Company, N.A., acts as the Delaware trustee under the trust agreement as described in this prospectus. The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., acts as trustee with respect to the securitization bonds issued by The Detroit Edison Securitization Funding LLC. In addition to acting as trustees under the indenture and in certain other capacities as described in this prospectus, the trustees and their affiliates may act as trustee under various other indentures, trusts and guarantees of DTE Energy and its affiliates and may act as a lender and provide other banking, trust and investment services for DTE Energy and its affiliates in the ordinary course of business.

The Trust Indenture Act contains limitations on the rights of the trustee, should it become a creditor of DTE Energy, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with DTE Energy and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture, or else resign.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The DTE Energy Trust will issue under its trust agreement only one series of trust preferred securities, which will represent beneficial interests in the DTE Energy Trust. The DTE Energy Trust will qualify its trust agreement under the Trust Indenture Act. The trust agreement is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act. A form of trust agreement, including a form of trust securities, is filed as an exhibit to the registration statement that includes this prospectus. If indicated in the applicable prospectus supplement, the terms of the DTE Energy Trust may differ from the terms summarized below.

General

The trust preferred securities of the DTE Energy Trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the trust common securities of the DTE Energy Trust except as described under “— Subordination of Trust Common Securities.” The DTE Energy Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of debt securities of DTE Energy equal to the aggregate liquidation amount of the trust preferred securities and trust common securities. The property trustee of the DTE Energy Trust will hold legal title to the debt securities for the benefit of the holders of the related trust securities. In addition, DTE Energy will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantee will not guarantee payment of distributions or amounts payable or securities or other property deliverable, if any, on redemption, repayment, conversion or exchange of the trust preferred securities or liquidation of the DTE Energy Trust when the trust does not have funds or other property legally available for payment or delivery. See “Description of Trust Preferred Securities Guarantee.”

The revenue of the DTE Energy Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related debt securities and any other assets held by the DTE Energy Trust. If DTE Energy fails to make a required payment in respect of those debt securities or any other assets, the DTE Energy Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

The DTE Energy Trust will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including:

•	the designation, number, purchase price and liquidation amount, if any, of the trust preferred securities;

•	the distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, if applicable, any deferral provisions;

•	whether the distributions on the trust preferred securities will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

•	if other than U.S. dollars, the currency in which cash payments are payable;

•	the liquidation amount per trust preferred security that will be paid out of the assets of the DTE Energy Trust to the holders upon voluntary or involuntary dissolution and liquidation of the trust;

•	the obligation or right, if any, of the DTE Energy Trust to purchase or redeem its trust preferred securities, whether pursuant to a sinking fund or otherwise, and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, it will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

•	the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or property, or a combination of the foregoing;

•	the obligation or right, if any, of DTE Energy, the DTE Energy Trust or any other party to liquidate the DTE Energy Trust and any terms and conditions of such liquidation;

•	the voting rights, if any, of the holders;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed;

•	if applicable, a description of any remarketing, auction or other similar arrangements;

•	whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

•	any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

The DTE Energy Trust will also describe certain material United States federal income tax considerations applicable to any offering of trust preferred securities in the applicable prospectus supplement.

Subordination of Trust Common Securities

The DTE Energy Trust will pay distributions on, and the applicable redemption price of, and any other amounts payable or property deliverable under, the trust securities it issues equally among its trust preferred securities and its trust common securities based on its liquidation amounts. However, if on any distribution date, redemption date, repayment date or conversion or exchange date, or upon liquidation or if an event of default under the debt securities held by the DTE Energy Trust or any other event of default under the trust agreement has occurred and is continuing, the DTE Energy Trust will not pay any distribution on, or applicable redemption or repayment price of, or convert or exchange any of, its trust common securities. Further, it will not make any other payment on account of the redemption, repayment, conversion, exchange, liquidation or other acquisition of the trust common securities, unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of the DTE Energy Trust for all distribution periods terminating on or before the redemption, repayment, conversion, exchange, liquidation or other acquisition, and, in the case of payment of the applicable redemption or repayment price, the full amount of the redemption or repayment price, will have been made or provided for. Also, in the case of conversion or exchange, no such payments will be made unless the trust preferred securities have been converted or exchanged in full and other amounts payable have been paid. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or the applicable redemption price of, the trust preferred securities issued by the DTE Energy Trust then due and payable.

Until any event of default under the trust agreement for the DTE Energy Trust has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities of the DTE Energy Trust and not on behalf of DTE Energy as the direct or indirect trust common securities owner, and only the holders of the trust preferred securities issued by the DTE Energy Trust will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

The occurrence of an event of default under the debt securities held by the DTE Energy Trust will constitute an event of default under the trust agreement for the DTE Energy Trust. Within 90 days after the occurrence of an event of default actually known to the property trustee, the property trustee will transmit notice of that event of default to the holders of the trust preferred securities of the DTE Energy Trust, unless the event of default shall have been cured or waived. However, except with respect to a default in the payment of principal of (or premium, if any) or interest on, or in the delivery of any cash, securities or other property in exchange for or upon conversion or redemption of or otherwise in accordance with the terms of, any debt securities held by the DTE Energy Trust or the trust preferred securities or trust common securities issued by the DTE Energy Trust, the property trustee may withhold such notice if and so long as the property trustee in good faith determines that the withholding of such notice is in the interests of the holders of the trust preferred securities.

For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against DTE Energy under the debt securities, see “Description of Debt Securities — Enforcement of Certain

Rights by Holders of Trust Preferred Securities.” The applicable prospectus supplement may describe additional events of default under the trust agreement.

Removal of Trustees

Unless an event of default under the debt securities held by the DTE Energy Trust has occurred and is continuing, DTE Energy, as the direct or indirect owner of trust common securities of the DTE Energy Trust, may remove the property trustee, the Delaware trustee and the administrative trustees at any time. If an event of default under the debt securities held by the DTE Energy Trust has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of the DTE Energy Trust may remove and replace the property trustee and the Delaware trustee for the DTE Energy Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in DTE Energy as the direct or indirect trust common securities owner. No resignation or removal of a property or Delaware trustee, and no appointment of a successor to that trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Merger or Consolidation of Property or Delaware Trustees

Any person into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee will be a party, or any person succeeding to all or substantially all of the corporate trust business of the property trustee or the Delaware trustee, will be the successor of the property trustee or the Delaware trustee under the trust agreement, provided that the person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the DTE Energy Trust

The DTE Energy Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety, to any other person, except as described below or as otherwise described in the applicable prospectus supplement. The DTE Energy Trust may, at the request of DTE Energy, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any state of the United States, provided that:

•	the successor entity expressly assumes all of the obligations of the DTE Energy Trust under any agreement to which the trust is a party and either:

•	expressly assumes all of the obligations of the DTE Energy Trust with respect to the trust securities of the DTE Energy Trust, or

•	substitutes for the trust securities of the DTE Energy Trust other securities having substantially the same terms as those trust securities, so long as the successor trust securities rank the same as the trust securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

•	DTE Energy expressly appoints a trustee of the successor entity possessing substantially the same powers and duties as the property trustee with respect to the debt securities held by the DTE Energy Trust;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, if applicable, on each national securities exchange or other organization on which the trust securities of the DTE Energy Trust are then listed, if any;

•	the merger, conversion, consolidation, amalgamation or replacement does not cause the trust securities, including any successor securities, of the DTE Energy Trust to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

•	the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of the DTE Energy Trust in any material respect;

•	the successor entity has a purpose substantially identical to that of the DTE Energy Trust;

•	prior to the merger, conversion, consolidation, amalgamation or replacement, DTE Energy has received an opinion from a nationally recognized independent counsel experienced in these matters and representing the DTE Energy Trust, to the effect that:

•	the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of the DTE Energy Trust in any material respect,

•	following the merger, conversion, consolidation, amalgamation or replacement, neither the DTE Energy Trust nor the successor entity, if any, will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

•	following the merger, conversion, consolidation, amalgamation or replacement, the DTE Energy Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes;

•	DTE Energy or any permitted successor or assignee directly or indirectly owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee; and

•	the property trustee has received an officer’s certificate of DTE Energy and an opinion of counsel, each to the effect that all conditions precedent to the transaction as set forth in the trust agreement have been satisfied.

Despite the foregoing, the DTE Energy Trust may not, without the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the consolidation, amalgamation, merger or replacement would cause the DTE Energy Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided under “— Mergers, Conversions, Consolidations, Amalgamations or Replacements of the DTE Energy Trust” and “Description of Trust Preferred Securities Guarantee — Amendments and Assignment” and as otherwise required by law and the trust agreement or specified in the applicable prospectus supplement, the holders of trust preferred securities will have no voting rights.

DTE Energy, the property trustee, the Delaware trustee and the administrative trustees may amend from time to time the trust agreement for the DTE Energy Trust, without the consent of the holders of the trust securities of the DTE Energy Trust, to:

•	cure any ambiguity, or correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor;

•	conform to any change in the Investment Company Act or Trust Indenture Act or the rules promulgated thereunder, or any written change in interpretation of such acts or rules by any governmental authority; or

•	cause the DTE Energy Trust to continue to be classified for United States federal income tax purposes as a grantor trust;

provided, however, that any such modification that will adversely affect the rights of the holders of the trust securities issued by the DTE Energy Trust requires the consent of the holders of a majority in liquidation amount of each class of trust securities affected.

Without the consent of each holder of trust securities issued by the DTE Energy Trust, the trust agreement for the DTE Energy Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change its purpose;

•	authorize the issuance of any additional beneficial interests;

•	change the conversion, exchange or redemption provisions, if any;

•	change the conditions precedent for DTE Energy to elect to dissolve the DTE Energy Trust and distribute the debt securities held by the DTE Energy Trust to the holders of the trust securities, if applicable;

•	change the liquidation, distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of the DTE Energy Trust;

•	affect the limited liability of any holder of its trust securities; or

•	restrict the right of a holder of its trust securities to institute suit for the enforcement of any required distribution on or, if applicable, after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

So long as the property trustee holds any debt securities for the DTE Energy Trust, the property trustee, the Delaware trustee and the administrative trustees for the DTE Energy Trust will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debt securities trustee, or execute any trust or power conferred on the property trustee, with respect to those debt securities;

•	waive certain past defaults under the indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of those debt securities; or

•	consent to any amendment, modification or termination of the indenture or those debt securities, where consent is required;

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of the DTE Energy Trust. However, where a consent under the indenture would require the consent of each holder of those debt securities affected thereby, the property trustee will not consent without the prior approval of each holder of the trust preferred securities issued by the DTE Energy Trust. The property trustee, the Delaware trustee and the administrative trustees may not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the applicable debt securities. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions (other than directing the time, method and place of conducting any proceeding for any remedy available to the debt securities trustee), the property trustee will obtain an opinion of counsel experienced in these matters to the effect that the DTE Energy Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent without prior notice. The administrative trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by DTE Energy or any affiliate of DTE Energy will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

Unless otherwise specified in the applicable prospectus supplement, trust preferred securities will be represented by one or more global certificates deposited with, or on behalf of, DTC, or such other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. See “Book-Entry Securities.”

Payment and Paying Agent

Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and DTE Energy. In the event that the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and DTE Energy, to act as paying agent.

Registrar and Transfer Agent

The property trustee will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the DTE Energy Trust, upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The DTE Energy Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed, repaid or called for redemption or repayment.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties that are specifically set forth in the trust agreement and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless the holder offers the property trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities that it might incur thereby.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the DTE Energy Trust in such a way that:

•	the DTE Energy Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	the DTE Energy Trust will be classified as a grantor trust for United States federal income tax purposes; and

•	the debt securities held by the DTE Energy Trust will be treated as indebtedness of DTE Energy for United States federal income tax purposes.

DTE Energy and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the DTE Energy Trust or each trust agreement, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

Holders of trust preferred securities will not have any preemptive or similar rights.

Accounting Treatment

For financial reporting purposes, the accounts of the DTE Energy Trust will not be consolidated in our financial statements, but our common equity investment in the DTE Energy Trust as well as our obligation related to the debt securities will be reflected in our consolidated balance sheet. Any required disclosures about the debt securities and the trust preferred securities will be included in the notes to our consolidated financial statements, and we will record payments that we make to the DTE Energy Trust for the debt securities as an expense in determining net income available to common stockholders in our consolidated statement of income. We do not expect that the DTE Energy Trust will be filing annual, quarterly or current reports with the SEC.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEE

DTE Energy will execute and deliver a guarantee concurrently with the issuance by the DTE Energy Trust of its trust preferred securities for the benefit of the holders from time to time of those trust preferred securities. The guarantee will be held for those holders by a guarantee trustee. DTE Energy will qualify the guarantee as an indenture under the Trust Indenture Act. The guarantee will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantee, including the definitions of terms, and those made a part of the guarantee by the Trust Indenture Act. A form of guarantee is filed as an exhibit to the registration statement that includes this prospectus. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

Pursuant to and to the extent set forth in the guarantee, DTE Energy will irrevocably and unconditionally agree to pay in full the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the DTE Energy Trust may have or assert. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of the DTE Energy Trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions that are required to be paid on the applicable trust preferred securities, to the extent that the DTE Energy Trust has funds legally available therefor at such time;

•	the applicable redemption or repayment price and all accumulated and unpaid distributions to the date of redemption or repayment with respect to the trust preferred securities called for redemption or repayment, to the extent that the DTE Energy Trust has funds legally available therefor at such time; or

•	upon a voluntary or involuntary dissolution and liquidation of the DTE Energy Trust, other than in connection with the distribution of the debt securities to holders of its trust preferred securities or the redemption, repayment, conversion or exchange of its trust preferred securities, if applicable, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities to the date of payment, to the extent the DTE Energy Trust has funds available therefor, and

•	the amount of assets of the DTE Energy Trust remaining available for distribution to holders of its trust preferred securities in liquidation of the DTE Energy Trust.

DTE Energy’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by DTE Energy to the holders of the applicable trust preferred securities entitled to those payments or by causing the DTE Energy Trust to pay those amounts to the holders.

If the trust preferred securities are exchangeable or convertible into other securities, DTE Energy will also irrevocably agree to cause the DTE Energy Trust to deliver to holders of those trust preferred securities those other securities in accordance with the applicable exchange or conversion provisions.

DTE Energy will, through the guarantee, the applicable trust agreement, the related debt securities and the applicable indenture, taken together, fully, irrevocably and unconditionally guarantee all of the DTE Energy Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the DTE Energy Trust’s obligations under its trust preferred securities.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the guarantee will constitute an unsecured obligation of DTE Energy and will rank equal to the debt securities held by the DTE Energy Trust that issued the trust preferred securities covered by the guarantee and senior to DTE Energy common stock. The trust agreement provides that each holder of trust preferred securities, by acceptance of the trust preferred securities, agrees to the terms of the related guarantee, including any subordination provisions.

The guarantee will not limit the amount of secured or unsecured debt, including indebtedness under the indenture, that may be incurred by DTE Energy or any of its subsidiaries.

Guarantee of Payment

The guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against DTE Energy to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the DTE Energy Trust or upon distribution of the debt securities or other assets held by the DTE Energy Trust to the holders of the its trust preferred securities.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, the guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of Trust Preferred Securities — Voting Rights; Amendment of a Trust Agreement.” The guarantee and all agreements contained in the guarantee will bind the successors, assigns, receivers, trustees and representatives of DTE Energy and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under the guarantee will occur upon the failure of DTE Energy to perform any of its payment or other obligations under that guarantee. Within 90 days after the occurrence of an event of default actually known to the guarantee trustee, the guarantee trustee will transmit notice of that event of default to the holders of the trust preferred securities of the DTE Energy Trust, unless the event of default shall have been cured or waived. However, except with respect to a default in respect of any guarantee payment or delivery of any securities upon conversion or exchange, the guarantee trustee may withhold such notice if and so long as the guarantee trustee in good faith determines the withholding of such notice is in the interests of the holders of the related trust preferred securities. The holders of a majority in liquidation amount of the trust preferred securities covered by the guarantee will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against DTE Energy to enforce its rights under the guarantee without first instituting a legal proceeding against the DTE Energy Trust, the guarantee trustee or any other person or entity.

Termination

The guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption or repayment price of the related trust preferred securities, upon full payment of all amounts or delivery of all securities or other property due upon the dissolution and liquidation of the DTE Energy Trust or upon the conversion or exchange of all of the related trust preferred securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid or other property distributed under those trust preferred securities or the related guarantee.

Information Concerning the Guarantee Trustee

The Bank of New York Mellon Trust Company, N.A. will be the guarantee trustee under the guarantee.

The guarantee trustee, other than during the occurrence and continuance of a default by DTE Energy in performance of the guarantee, will undertake to perform only the duties that are specifically set forth in the guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Rights Upon Dissolution

Unless the debt securities held by the DTE Energy Trust are distributed to holders of the related trust preferred securities, upon any voluntary or involuntary dissolution and liquidation of the DTE Energy Trust, after satisfaction of the liabilities of its creditors as required by applicable law, the holders of those trust preferred securities will be entitled to receive, out of assets held by the DTE Energy Trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of DTE Energy, the property trustee, as holder of the debt securities, would be a creditor of DTE Energy.

BOOK-ENTRY SECURITIES

Unless we otherwise specify in the applicable prospectus supplement, the securities, other than our common stock, will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.

Portions of the following information concerning DTC and DTC’s book-entry only system have been obtained from sources that we believe to be reliable. We make no representation as to the accuracy of such information.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, DTE Energy, the DTE Energy Trust, or the trustees, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of DTE Energy, the DTE Energy Trust, or the relevant trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the securities will be printed and delivered to DTC.

PLAN OF DISTRIBUTION

DTE Energy and the DTE Energy Trust may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

DTE Energy and/or the DTE Energy Trust may designate one or more agents to sell the securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If DTE Energy and/or the DTE Energy Trust uses underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. If DTE Energy or the DTE Energy Trust uses a dealer in the sale, it will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from DTE Energy and/or the DTE Energy Trust and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. DTE Energy and the DTE Energy Trust may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. DTE Energy and the DTE Energy Trust may elect to list any other class or series of securities on any exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Neither DTE Energy nor the DTE Energy Trust can give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover syndicate short positions. These stabilizing activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the DTE Energy securities and certain other legal matters will be passed upon for DTE Energy by Patrick B. Carey, Associate General Counsel. Mr. Carey beneficially owns shares of DTE Energy common stock and holds options to purchase additional shares. The validity of the securities issued by the DTE Energy Trust and certain matters of Delaware law will be passed upon for the DTE Energy Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the DTE Energy Trust. Except as otherwise set forth in a prospectus supplement, certain legal matters relating to the securities will be passed upon for any underwriters, dealers or agents by Dewey & LeBoeuf LLP, New York, New York. Dewey & LeBoeuf LLP will rely on the opinion of Mr. Carey with respect to Michigan law and the opinion of Richards, Layton & Finger, P.A. with respect to Delaware law.

Dewey & LeBoeuf LLP has represented, and may in the future continue to represent, us and/or certain of our affiliates as to certain energy regulatory, commercial and other matters unrelated to the offering of securities described in this prospectus.

EXPERTS

The consolidated financial statements and the related financial statement schedules of DTE Energy and subsidiaries incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed August 20, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting standards). DTE Energy and subsidiaries’ internal control over financial reporting as of December 31, 2008 has been audited by Deloitte & Touche LLP, as stated in their report in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and copy charges.

You can also inspect reports and other information about DTE Energy at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a web site at http://www.dteenergy.com, that contains information about us. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2008 (including information specifically incorporated by reference into DTE Energy’s Form 10-K from DTE Energy’s definitive Proxy Statement for its 2009 annual meeting of shareholders filed on March 23, 2009) (with respect to Items 6, 7, and 8, please refer to the Current Report on Form 8-K filed August 20, 2009, which restates Items 6, 7, and 8 due to the retrospective application of SFAS No. 160 and FSP EITF 03-6-1);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

•	Current Reports on Form 8-K filed January 27, March 4, March 19, May 4 (dated April 29), May 18, June 10, and August 20, 2009, and on Form 8-K/A filed March 5, 2009; and

•	Description of DTE Energy common stock on Form 8-B, filed on January 2, 1996.

Each of these documents is available from the SEC’s web site and public reference rooms described above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, excluding the exhibits to those documents unless the exhibits are specifically incorporated by reference therein. You may make such a request by writing or telephoning DTE Energy Investor Relations at:

DTE Energy Company
Attention: Investor Relations, 819 WCB
One Energy Plaza
Detroit, Michigan 48226-1279
(313) 235-8030

There are no separate financial statements of the DTE Energy Trust in this prospectus. We do not believe these financial statements would be material to investors because:

•	the DTE Energy Trust is a wholly-owned subsidiary of DTE Energy, which files consolidated financial information under the Exchange Act;

•	the DTE Energy Trust will not have any independent operations other than issuing trust preferred securities and trust common securities, purchasing debt securities of DTE Energy and other necessary or incidental activities as described in this prospectus;

•	DTE Energy guarantees the trust preferred securities of the DTE Energy Trust;

•	no other subsidiary of DTE Energy guarantees the trust preferred securities of the DTE Energy Trust; and

•	the guarantee of the DTE Energy Trust by DTE Energy is full and unconditional.

Prospectus

The Detroit Edison Company
Debt Securities

By this prospectus, The Detroit Edison Company may offer from time to time:

•	senior secured debt securities, including general and refunding mortgage bonds and other senior debt securities secured by mortgage bonds; and/or

•	unsecured debt securities, which may be senior or subordinated.

We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement that describes those securities.

We may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. See the “Plan of Distribution” section beginning on page 21 of this prospectus for more information.

See “Risk Factors” beginning on page 3 regarding risks associated with an investment in these securities.

The mailing address of The Detroit Edison Company’s principal executive offices is One Energy Plaza, Detroit, Michigan 48226-1279, and its telephone number is (313) 235-4000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 21, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or supplements. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated in this prospectus is accurate as of any time after the date of this prospectus, or if later, the date of an incorporated document, because our business, financial condition and prospects may have changed since such dates.

We are not making an offer to sell these securities in any jurisdiction that prohibits the offer or sale of these securities.

In this prospectus, references to “Detroit Edison,” the “Company,” “we,” “us” and “our” refer to The Detroit Edison Company, unless the context indicates that the references are to The Detroit Edison Company and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Detroit Edison filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, Detroit Edison may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities Detroit Edison may offer. Each time Detroit Edison sells securities, Detroit Edison will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

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RISK FACTORS

An investment in the securities involves risks. You should carefully consider the “Risk Factors” set forth in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information in this prospectus, any applicable prospectus supplement and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” below.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations and business of Detroit Edison. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this prospectus or in documents incorporated herein. All forward-looking statements we make are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. Many factors may impact forward-looking statements including, but not limited to, the following:

•	the length and severity of ongoing economic decline;

•	changes in the economic and financial viability of our customers, suppliers, and trading counterparties, and the continued ability of such parties to perform their obligations to Detroit Edison;

•	high levels of uncollectible accounts receivable;

•	access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings;

•	instability in capital markets which could impact availability of short and long-term financing;

•	potential for continued loss on investments, including nuclear decommissioning and benefit plan assets;

•	the timing and extent of changes in interest rates;

•	the level of borrowings;

•	the availability, cost, coverage and terms of insurance and stability of insurance providers;

•	the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers;

•	economic climate and population growth or decline in the geographic areas where we do business;

•	environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements that include or could include carbon and more stringent mercury emission controls, a renewable portfolio standard, energy efficiency mandates, and a carbon tax or cap and trade structure;

•	nuclear regulations and operations associated with nuclear facilities;

•	impact of electric utility restructuring in Michigan, including legislative amendments and Customer Choice programs;

•	employee relations and the impact of collective bargaining agreements;

•	unplanned outages;

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•	changes in the cost and availability of coal and other raw materials, and purchased power;

•	the effects of competition;

•	impact of regulation by the Federal Energy Regulatory Commission, Michigan Public Service Commission, Nuclear Regulatory Commission and other applicable governmental proceedings and regulations, including any associated impact on rate structures;

•	changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits;

•	the ability to recover costs through rate increases;

•	the cost of protecting assets against, or damage due to, terrorism;

•	changes in and application of accounting standards and financial reporting regulations;

•	changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and

•	binding arbitration, litigation and related appeals.

You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. We undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

The factors discussed above and other factors are discussed more completely in our public filings with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

THE DETROIT EDISON COMPANY

The Detroit Edison Company is a Michigan public utility engaged in the generation, purchase, distribution and sale of electric energy to approximately 2.2 million customers in a 7,600 square mile area in southeastern Michigan. Detroit Edison is a wholly-owned subsidiary of DTE Energy Company, which we refer to as DTE Energy. DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide.

USE OF PROCEEDS

Except as we may otherwise state in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of our debt securities for general corporate purposes, which may include, among other things:

•	to repay outstanding indebtedness;

•	to replace funds previously utilized for the redemption or repayment of securities;

•	working capital; and

•	capital expenditures.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. Pending the application of proceeds, we may invest the funds temporarily in short-term investment grade securities.

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RATIOS OF EARNINGS TO FIXED CHARGES

Detroit Edison’s ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

	Six Months Ended	Year Ended December 31,
	June 30, 2009	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges	2.50	2.60	2.46	2.61	2.52	1.73

Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of net income before deducting income taxes and fixed charges; and

•	“fixed charges,” which consist of total interest charges, interest factor of rents and amortization of debt discount, premium and expense.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain terms and provisions of the various types of securities that Detroit Edison may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and any securities exchange on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	senior secured debt securities, including general and refunding mortgage bonds and other senior debt securities secured by mortgage bonds; and/or

•	unsecured debt securities, which may be senior or subordinated.

In this prospectus, Detroit Edison refers to the senior secured debt securities and unsecured debt securities collectively as “securities” or the “debt securities.”

DESCRIPTION OF DEBT SECURITIES

General

The following description, together with any applicable prospectus supplement, summarizes certain material terms and provisions of the debt securities we may offer under this prospectus and the related indenture. We will issue the debt securities, other than general and refunding mortgage bonds, under an indenture, dated as of June 30, 1993, as supplemented, and supplemental indentures creating each applicable series of debt securities, which we refer to collectively as the “indenture,” between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee. We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the indenture, as the “indenture trustee” for purposes of this section.

The general and refunding mortgage bonds, which we refer to as the “mortgage bonds,” are to be issued under and secured by the mortgage and deed of trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended and supplemented by various supplemental indentures and as to be further amended and supplemented by one or more supplemental indentures creating the mortgage bonds, which we refer to collectively as the “mortgage.” We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the mortgage, as the “mortgage trustee” for purposes of this section. Each series of secured debt securities will be secured as to payment of principal, interest and premium, if any, by mortgage bonds.

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The indenture does not limit the amount of debt securities we may issue under it, and it provides that additional debt securities of any series may be issued up to the aggregate principal amount that we may authorize from time to time. As of June 30, 2009, approximately $3.3 billion aggregate principal amount of debt securities were issued and outstanding under the indenture, of which approximately $237 million were issued in connection with the security arrangements for the insurance applicable to industrial development revenue bonds.

As of June 30, 2009, approximately $4.1 billion aggregate principal amount of mortgage bonds were issued and outstanding under the mortgage. Of these mortgage bonds, $3.3 billion aggregate principal amount were issued as security for our debt securities and are subject to the release provisions described below under “— Provisions Applicable to All Debt Securities Other Than Mortgage Bonds — Security; Pledge of Mortgage Bonds — Release Date.”

The following summaries set forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Because the descriptions of provisions of the indenture and the mortgage below are summaries, they do not describe every aspect of the indenture or the mortgage. The summaries below are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the mortgage, including the definitions therein of certain terms. We have filed copies of the indenture and the mortgage as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the mortgage and indenture for provisions that may be important to you. Wherever particular articles, sections or defined terms of the indenture or mortgage are referred to those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture and the mortgage contain, and the debt securities, when issued, will contain, additional important terms and provisions. We will describe the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered in the prospectus supplement relating to those debt securities.

Unless we otherwise specify in this prospectus or in the applicable prospectus supplement, we will issue debt securities in the form of global securities, deposited with and registered in the name of The Depository Trust Company, as depository, which we refer to as “DTC,” or its nominee. Interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Book-Entry Securities.”

Provisions Applicable to All Debt Securities

General

The prospectus supplement that accompanies this prospectus relating to the debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title or designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	whether the debt securities are to represent secured indebtedness, including mortgage bonds, or senior unsecured indebtedness or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Detroit Edison in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	the person to whom any interest on any registered security shall be payable, if other than the person in whose name that security is registered at the close of business on the record date, the manner in which, or the person to whom, any interest on any bearer security shall be payable, if other than upon presentation and surrender

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of coupons, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture or the mortgage, as the case may be;

•	whether the debt securities will be issued in the form of one or more global securities;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates, which may be fixed or variable, or the method or methods of determining the rate or rates at which the debt securities will bear any interest;

•	the date or dates from which any interest will accrue or the method or methods, if any, by which such date or dates will be determined and the date or dates on which such interest will be payable;

•	whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder who is a “United States alien,” as defined in the indenture, in respect of any tax, assessment or governmental charge, and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (the term “interest,” as used in this prospectus, includes any additional amounts);

•	the place or places where the principal of (and premium, if any) and interest on the debt securities shall be payable, and where any registered securities may be surrendered for registration of transfer or exchange;

•	a description of any provisions providing for redemption of the debt securities, in whole or in part, at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption;

•	any sinking fund or other mandatory redemption or similar terms;

•	the authorized denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities or any of them that shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

•	if there is more than one trustee under the indenture or the mortgage, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the debt securities;

•	whether the debt securities shall be issued as original issue discount securities;

•	whether a credit facility or other form of credit support will apply to the debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities;

•	in the case of debt securities secured by mortgage bonds, a description of any provisions relating to the release of such mortgage bonds; and

•	any other specific terms of the debt securities.

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We are not obligated to issue all debt securities of any one series at the same time and all the debt securities of any one series need not bear interest at the same rate or mature on the same date.

If we sell any of the debt securities for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units in the applicable prospectus supplement.

Other than as described below under “— Provisions Applicable to General and Refunding Mortgage Bonds — Issuance of Additional Mortgage Bonds” with respect to limitations on the issuance of mortgage bonds, neither the mortgage nor the indenture limits our ability to incur indebtedness. In addition, neither the mortgage nor the indenture affords holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Provisions Applicable to General and Refunding Mortgage Bonds

General

The mortgage bonds, which we may issue directly or which may secure our obligations with respect to a series of secured debt securities, are to be issued under and secured by the mortgage.

The mortgage bonds may be issued in whole or in part in the form of one or more global securities that shall be deposited with, or on behalf of, DTC or such other depository as may be specified, and registered in the name of a nominee of the depository. See “Book-Entry Securities.” We will issue the mortgage bonds only in fully registered form in denominations of $1,000 and integral multiples thereof or any authorized minimum denomination. Mortgage bonds of any denomination will be exchangeable without charge (except for stamp taxes and other governmental charges) for mortgage bonds of the same series of other denominations.

Unless otherwise specified in a prospectus supplement, there will be no sinking fund, maintenance and replacement fund, improvement fund or similar provisions with respect to the debt securities.

At June 30, 2009, mortgage bonds of various series, aggregating $1.3 billion in principal amount, were issued as security for various series of outstanding industrial development revenue bonds or as security for the insurance applicable to such revenue bonds. In addition, mortgage bonds of various other series, aggregating $2.8 billion in principal amount, were directly issued or issued as security for various series of Detroit Edison’s outstanding notes issued under the indenture. Of the $4.1 billion total outstanding mortgage bonds, $3.3 billion are subject to the release provisions described below under “— Provisions Applicable to All Debt Securities Other Than Mortgage Bonds — Security; Pledge of Mortgage Bonds — Release Date.” Such bonds contain provisions that correspond to the revenue bonds or notes they collateralize in respect of principal amounts, interest rates, maturity dates and redemption. All payments of interest on, and reductions of the principal amounts of, such revenue bonds or notes will be credited as payments to, or will give rise to reductions of principal amounts of, the corresponding bonds issued under the mortgage.

Security and Priority

The mortgage is a first lien (subject only to excepted encumbrances as described in the mortgage) on a substantial portion of Detroit Edison’s properties and franchises and will (subject to the necessity for particular filings and recordings in the case of certain personal property) constitute a first lien on any such properties hereafter acquired by Detroit Edison, except that (1) after-acquired property will be subject to prior liens and encumbrances, if any, existing when acquired by Detroit Edison, (2) the mortgage will not become a lien upon after-acquired real property in a new county until it has been duly filed and recorded, and (3) the mortgage may not be effective as to property acquired subsequent to the filing of a bankruptcy proceeding with respect to Detroit Edison. The mortgage

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is not a lien on (a) equipment, materials or supplies purchased for resale or (b) securities or cash not specifically pledged and deposited with the mortgage trustee.

The mortgage bonds will rank equally as to security with all mortgage bonds of all other series outstanding under the mortgage except insofar as any sinking, improvement or analogous fund may be deemed to afford additional security for the mortgage bonds of any series and except that, as provided in Section 3 of Article VI of the mortgage, the mortgage trustee may, when in possession during a default, apply any residue of collections to payment of principal of such mortgage bonds as are then due if all of the mortgage bonds have not become due.

Detroit Edison has good and marketable title to all properties standing of record in its name (which include all of those properties on which its principal plants, generating stations and substations are erected and on which its general office and service buildings are constructed and all other important parcels of real estate and improvements thereon, other than pollution control facilities standing in the names of certain municipalities that are being sold to Detroit Edison pursuant to installment sales contracts and the undivided ownership interest of the Michigan Public Power Agency in a portion of the Belle River Power Plant), subject to the lien of the mortgage and subject to minor exceptions, defects, irregularities and deficiencies that, in the opinion of Detroit Edison, do not materially impair the use of such property, and has adequate rights to maintain and operate such of its distribution facilities as are located on public or other property.

Issuance of Additional Mortgage Bonds

Additional mortgage bonds may be issued under the mortgage on the basis of:

•	60% of the cost or fair value to Detroit Edison (whichever is less) of property additions (as detailed below) that have not previously been taken into account for other purposes under the mortgage;

•	retired bonds in the same principal amount that have not previously been taken into account for other purposes under the mortgage; and

•	cash deposited with the mortgage trustee in the same amount. (Article III)

Property additions include property, real and personal, used in the business of generating, transmitting or distributing electricity or gas, or power or heat by means of steam or hot water, and, with certain exceptions, located in the State of Michigan. Property additions do not include property acquired or constructed to keep the mortgaged property in working order or merely to replace obsolete or worn out property, except for the excess over the original cost of the original property. (Article I, Section 4; Article III, Section 4)

Bonds may not be issued on the basis of property additions or deposited cash unless earnings of Detroit Edison (after all operating expenses including all taxes, but excluding depreciation and interest charges) available for interest and reserves, including depreciation, for any consecutive twelve-month period within the immediately preceding fifteen months shall have been at least one and three-quarters times the annual interest charges on all mortgage bonds then outstanding under the mortgage, all mortgage bonds then applied for, all prior lien bonds if there are any outstanding and any other indebtedness secured by a lien superior to the mortgage on any portion of the mortgaged property.

At June 30, 2009, we could have issued approximately $4.4 billion of mortgage bonds on the basis of property additions, assuming an interest rate of 6.5% for purposes of the earnings test, and approximately $0.4 billion of mortgage bonds on the basis of mortgage bond retirements.

Cash deposited with the mortgage trustee as the basis for the issuance of additional mortgage bonds may be withdrawn by Detroit Edison up to an amount equal to the aggregate principal amount of mortgage bonds that Detroit Edison has become entitled to have authenticated and delivered on the basis of property additions, or equal to the aggregate principal amount of mortgage bonds theretofore authenticated and delivered under the mortgage which are delivered to the mortgage trustee for cancellation. (Article III, Section 7)

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Release Provisions

Detroit Edison may, in the ordinary course of business, use and consume materials and equipment and may alter, repair, replace, change location or position of and add to plants, buildings, machinery and other fixtures without notice to the mortgage bondholders. Leases and contracts may be entered into, terminated or altered, and materials, equipment and supplies may be sold, exchanged or otherwise disposed of, free from the lien of the mortgage, all in the ordinary course of business. (Article X, Sections 1 and 2) Detroit Edison may also surrender or modify its franchises or sell or exchange any other part of its property upon compliance with the mortgage requirements, including, without limitation, the delivery to the mortgage trustee of cash in an amount or retired bonds in a principal amount, and/or the certification to the mortgage trustee of property additions having a fair value, equal in the aggregate to the fair value of the property to be released. (Article X, Sections 3 and 4; Article XA, Section 2) The mortgage trustee is required to report annually to the mortgage bondholders with respect to any release, or release and substitution of property. (Article XII, Section 7)

Cash deposited with the mortgage trustee in connection with the release of property may, among other things, be paid over to Detroit Edison in an amount equal to the amount of property additions, on the principal amount of retired bonds, certified for this purpose.

Consolidation, Merger and Sale of Assets

Detroit Edison may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey or lease substantially all the properties subject to the mortgage as an entirety to, any corporation lawfully entitled to acquire and operate the same, or may permit any such corporation to consolidate or merge with or into Detroit Edison, or convey, transfer or lease substantially all the properties subject to the mortgage as an entirety to Detroit Edison, provided that any successor corporation assumes Detroit Edison’s obligations on the mortgage bonds and under the mortgage; provided, however, that no such consolidation, merger, conveyance, or lease shall impair the lien and security of the mortgage or any of the rights and powers of the mortgage trustee or the bondholders thereunder, and provided that any such lease shall be made expressly subject to immediate termination by Detroit Edison or by the mortgage trustee at any time upon the happening of an event of default, and that certain other conditions are met. (Article XIV)

Modification

Detroit Edison and the mortgage trustee may modify the mortgage and the rights and obligations of Detroit Edison and of the mortgage bondholders with the consent of Detroit Edison and of the holders of 85% of the principal amount of mortgage bonds outstanding; provided that no such modification may permit any change in the terms of payment of principal or interest of any bond without the consent of the holder thereof, nor permit the creation of any lien ranking prior to or on parity with the lien of the mortgage with respect to any property mortgaged thereunder, nor reduce the percentage of mortgage bondholders necessary to consent to such modification. (Article XV)

The mortgage also provides that Detroit Edison and the mortgage trustee may enter into supplemental indentures, without the consent of the bondholders, for the purposes of:

•	adding to the conditions, limitations and restrictions on the authentication and delivery of bonds under the mortgage;

•	adding to the covenants and agreements of Detroit Edison;

•	evidencing new series of bonds;

•	evidencing the succession of another corporation to Detroit Edison;

•	conveying, transferring, and assigning additional properties, securities, and franchises to the mortgage trustee;

•	providing a sinking, amortization, improvement or other analogous fund for the purchase, redemption or other retirement of any bonds; or

•	curing any ambiguities, or curing, correcting or supplementing any defect or inconsistent provision contained in the mortgage as supplemented.

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The mortgage also provides that any supplemental indenture shall, insofar as may be required by the provisions of the Trust Indenture Act of 1939 as then in effect, comply with the provisions of that Act. (Article XVI)

Events of Default and Remedies

The following events of default are applicable to the mortgage bonds:

•	failure to pay interest when due on the mortgage bonds, continued for 90 days;

•	failure to pay principal of the mortgage bonds when due;

•	failure to pay interest on outstanding underlying or prior lien bonds when due, continued for 90 days;

•	failure to pay principal of outstanding underlying or prior lien bonds when due;

•	failure to perform or observe covenants, agreements or conditions contained in the mortgage, continued for 90 days after notice of default as provided in the mortgage; and

•	insolvency or adjudication of bankruptcy or appointment of a receiver not removed or discharged within 90 days. (Article VI, Section 2)

If an event of default under the mortgage occurs and is continuing, the mortgage trustee may, and the holders of at least 25% in principal amount of outstanding mortgage bonds may, and upon the request of the holders of at least a majority in principal amount of outstanding mortgage bonds the mortgage trustee will, by notice as provided in the mortgage, declare the principal of all outstanding mortgage bonds, together with accrued interest thereon, to be immediately due and payable. If, at any time after any such declaration of acceleration, and before any sale of the trust estate has been made, all arrears of interest have been paid and all other defaults, if any, have been remedied or secured, then the holders of a majority in principal amount of outstanding mortgage bonds may, by notice as provided in the mortgage, waive such default and its consequences and rescind such declaration, but no such waiver will extend to any subsequent default. (Article VI, Section 2)

If an event of default occurs and is continuing, the mortgage trustee may:

•	take possession of the trust estate and hold, use, operate, manage and control the same;

•	sell the trust estate; and

•	enforce its rights and the rights of the mortgage bondholders by appropriate judicial proceeding at law or in equity. (Article IV, Section 3)

The holders of a majority in aggregate principal amount of outstanding mortgage bonds have the right to direct the method and place of conducting all proceedings for the sale of the trust estate, foreclosure or appointment of a receiver or other proceedings under the mortgage. (Article VI, Section 15) The holders of not less than a majority in principal amount, upon providing reasonable security and indemnity to the mortgage trustee, can require the mortgage trustee to take action toward the execution or enforcement of the trusts created by the mortgage. (Article VI, Section 16; Article XII, Section 1(b)(8))

No holder of any mortgage bond will have the right to institute any proceeding for the foreclosure of the mortgage or for the enforcement of any other remedy under the mortgage unless:

•	such holder has previously given the mortgage trustee notice of default;

•	the holders of 25% in principal amount of outstanding mortgage bonds have requested the mortgage trustee, and afforded it a reasonable opportunity, to institute such proceeding in its own name;

•	such holder or holders have offered the mortgage trustee adequate security and indemnity against costs, expenses and liabilities; and

•	the mortgage trustee has refused or neglected to comply with such request within a reasonable time. (Article VI, Section 18)

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No holder of mortgage bonds will have any right in any manner to affect, disturb or prejudice the lien of the mortgage. (Article VI, Section 18)

Nothing in the mortgage, however, will affect or impair the right of any bondholder, which is absolute and unconditional, to enforce payment of the principal and interest of his bonds. (Article VI, Section 18)

The laws of the various states in which the trust estate is located may limit or deny the ability of the mortgage trustee to enforce certain rights and remedies provided in the mortgage in accordance with their terms.

Evidence of Compliance

Detroit Edison is required to furnish to the mortgage trustee an opinion of counsel as to recordation of each supplemental indenture and an annual opinion as to recording, filing, re-recording and re-filing of the mortgage and supplements thereto. (Article XA, Section 3) Detroit Edison is also required to furnish to the mortgage trustee an annual certificate of its officers as to compliance with certain provisions of the mortgage. (Article V, Section 19)

Provisions Applicable to All Debt Securities Other Than Mortgage Bonds

We may issue the debt securities in one or more series with the same or various maturities. (Section 301) We may issue debt securities solely in fully registered form as registered securities without coupons, solely in bearer form as bearer securities with or without coupons, or both as registered securities and bearer securities. (Section 301)

Unless otherwise specified in the applicable prospectus supplement, principal and interest, if any, on the debt securities offered thereby are to be payable at the office or agency of Detroit Edison maintained for such purposes in the city where the principal corporate trust office of the indenture trustee is located, and will initially be the principal corporate trust office of the indenture trustee, provided that payment of interest, if any, may be made at the option of Detroit Edison by check mailed to the persons in whose names the debt securities are registered at the close of business on the day specified in the prospectus supplement accompanying this prospectus.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

•	We will first propose to the indenture trustee a payment date for such defaulted interest and we will deposit with the paying agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest. Next, the indenture trustee will choose a special record date for determining which Holders are entitled to the payment. The special record date will be 10 days before the payment date we propose. Finally, the paying agent will pay such defaulted interest on the payment date to the holder of the debt security as of the close of business on the special record date; or

•	Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such debt securities are listed for trading. If the indenture trustee thinks the proposal is practicable, payment will be made as proposed. (See Section 307)

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We may describe the Federal income tax consequences and special considerations applicable to any series in the applicable prospectus supplement.

Form, Exchange, Registration and Transfer

Registered debt securities will be exchangeable for other debt securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and stated maturity (as defined in the indenture). Debt securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the indenture trustee or at the office of any transfer agent designated by Detroit Edison for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the indenture. Such transfer or exchange will be effected upon the books of the indenture trustee or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305)

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Detroit Edison will not be required to (i) issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of such series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) register the transfer of or exchange any such registered debt security, or portion thereof, called for redemption, except the unredeemed portion of any such debt security being redeemed in part. (Section 305)

If we issue debt securities of any series as bearer securities, the prospectus supplement will contain any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and, if permitted by applicable laws and regulations, the terms upon which registered securities of the series may be exchanged for bearer securities of the series, whether such debt securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities of such series and the circumstances under which any such exchanges may occur.

Satisfaction and Discharge

Detroit Edison will be deemed to have paid and discharged the indebtedness on all the debt securities of a series and the indenture trustee will execute instruments acknowledging the satisfaction and discharge of such indebtedness and, if applicable, will pay, or assign or transfer and deliver to Detroit Edison the related mortgage bond issued in connection with the debt securities of such series if:

•	Detroit Edison has deposited or caused to be deposited with the indenture trustee an amount sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series for principal (and premium, if any) and interest to the stated maturity or any redemption date, as the case may be; or Detroit Edison has deposited or caused to be deposited with the indenture trustee such amount of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America maturing as to principal and interest in such amounts and at such times as will, without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series for principal (and premium, if any) and interest to the stated maturity or any redemption date, as the case may be;

•	after giving effect to the satisfaction and discharge of the debt securities and to the release from the lien of the indenture of the mortgage bonds related to such debt securities and designated by us for such release, the aggregate principal amount of the mortgage bonds relating to all outstanding debt securities shall not be less than the aggregate principal amount of (and premium, if any) all then outstanding debt securities;

•	Detroit Edison has paid or caused to be paid all other sums payable with respect to the debt securities of such series; and (Section 503)

•	All other conditions specified with respect to debt securities of such series have been satisfied.

Events of Default

Any one of the following events will constitute an event of default under the indenture with respect to the debt securities of any series:

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to pay principal of (or premium, if any) on the debt securities of that series when due;

•	default in the deposit of any sinking fund payment when due;

•	in the case of debt securities secured by mortgage bonds, failure to comply with the provisions of the pledged mortgage bonds as set forth in the indenture;

•	failure to perform or breach of any other covenant or warranty of Detroit Edison in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of securities other than such debt securities), continued for 60 days after written notice as provided in the indenture;

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•	certain events of bankruptcy, insolvency or reorganization involving Detroit Edison;

•	in the case of debt securities secured by mortgage bonds, the occurrence of a “default” as such term is defined in the mortgage; and

•	any other event of default that may be provided with respect to the debt securities of that series. (Section 601)

If an event of default with respect to the debt securities of any series occurs and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, by notice as provided in the indenture, may declare the principal amount of such debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. (Section 602)

The indenture provides that within 90 days after the occurrence of any event of default thereunder with respect to the debt securities of any series, the indenture trustee shall transmit, in the manner set forth in the indenture, notice of such event of default to the holders of the debt securities of such series unless such event of default has been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series, the indenture trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the indenture trustee has in good faith determined that the withholding of such notice is in the interest of the holders of debt securities of such series. (Section 701)

If an event of default occurs and is continuing with respect to the debt securities of any series, the indenture trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings. (Section 603)

The indenture provides that, subject to the duty of the indenture trustee during any default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the indenture trustee reasonable indemnity. (Section 702) Subject to such provisions for the indemnification of the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of such series. (Section 612)

In addition, the indenture provides that no holder of any debt security will have any right to institute any proceeding judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that holder has previously given the indenture trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•	for 60 days after receipt of notice, the indenture trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the indenture trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (See Section 607)

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 608)

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Modification and Waiver

We and the indenture trustee may, without the consent of the holders, modify provisions of the indenture for certain purposes, including:

•	evidencing the succession of another entity to the Company;

•	adding one or more covenants of the company for the benefit of the holders of all or any series of securities, or surrendering any right or power conferred upon the Company with respect to all or any series of securities;

•	adding any additional events of default for all or any series of the securities;

•	providing for the issuance of bearer securities;

•	establishing the form or terms of securities of any series or any related coupons;

•	evidencing and providing for the acceptance of appointment of a separate or successor indenture trustee;

•	curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision of the indenture so long as such provisions do not adversely affect the interests of the holders in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to such extent to qualify the indenture under the Trust Indenture Act;

•	adding, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of the issue, authentication and delivery of the securities;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form; or

•	otherwise modifying, deleting or adding any provisions of the indenture that will become effective only with respect to securities issued thereafter. (Section 1001)

We and the indenture trustee may modify certain other provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities;

•	reduce the principal amount of, or premium or interest on, any debt securities;

•	change the place of payment, coin or currency in which any debt securities or any premium or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	change any obligation of Detroit Edison to maintain an office or agency for payment on the debt securities;

•	modify or change any of the provisions in the indenture with respect to the mortgage or any of the provisions of the mortgage or the mortgage bonds in a manner adverse to the holders of the debt securities affected thereby; or

•	modify any of the above provisions. (Section 1002)

The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by Detroit Edison with certain restrictive provisions of the indenture. (Section 1109) The holders of not less than a majority in aggregate principal amount of

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debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (a) in the payment of principal of (or premium, if any) or any interest on any debt security of that series, or (b) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. (Section 613)

Consolidation, Merger and Sale of Assets

Detroit Edison may, without the consent of the holders of the debt securities, consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into Detroit Edison or convey, transfer or lease its properties and assets substantially as an entirety to Detroit Edison, provided that any successor person assumes Detroit Edison’s obligations on the debt securities and under the indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met. In the case of any such transaction in which Detroit Edison is not the surviving successor, except in the case of a lease, Detroit Edison will be relieved of its obligations under the debt securities and the indenture. (Sections 901 and 902)

Security; Pledge of Mortgage Bonds

Unless otherwise set forth in the applicable prospectus supplement, each series of secured debt securities will be secured as to payment of principal, interest and premium, if any, as set forth below.

General.  In order to secure the obligation of Detroit Edison to pay the principal of (and premium, if any) and interest on the secured debt securities of each series, Detroit Edison will issue and deliver to and pledge with the indenture trustee its mortgage bonds such that the aggregate principal amount of the secured debt securities outstanding will not exceed the aggregate principal amount of the related mortgage bonds pledged with and held by the indenture trustee. (Section 401) The mortgage bonds will bear interest at times and in amounts sufficient to provide for the payment of interest on the related secured debt securities and also will be redeemed at times and in amounts that correspond to the required payments of principal of and any premium on the related secured debt securities. Payments on the secured debt securities will satisfy payment obligations on the underlying mortgage bonds. (Article 4) The mortgage bonds will be secured by a first mortgage lien on certain property owned by Detroit Edison and will rank on parity with all other general and refunding mortgage bonds of Detroit Edison. See “— Provisions Applicable to General and Refunding Mortgage Bonds — Security and Priority” above. As of June 30, 2009, Detroit Edison had outstanding approximately $4.1 billion aggregate principal amount of general and refunding mortgage bonds. See “— Provisions Applicable to General and Refunding Mortgage Bonds.”

Satisfaction of Payment Obligation on Mortgage Bonds.  The indenture provides that the obligation of Detroit Edison to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds will be deemed to have been satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of (and premium, if any) or interest on the related secured debt securities, shall have been paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds at any time will be deemed to have been satisfied and discharged to the extent that the amount of Detroit Edison’s obligation to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds exceeds the obligation of Detroit Edison at that time to make any payment of the principal of (and premium, if any) or interest on the related secured debt securities. (Section 403)

Redemption of Mortgage Bonds.  Detroit Edison agrees in the indenture that upon the required payment of principal or premium, if any, becoming due and payable with respect to any secured debt securities, it will redeem the related mortgage bonds in an aggregate principal amount equal to the amount becoming due and payable on such secured debt securities, plus accrued interest; provided, however, that Detroit Edison’s obligation to redeem such mortgage bonds will be fully or partially deemed to have been satisfied and discharged to the extent that at the time any such payment shall be due, the then due aggregate principal amount of the secured debt securities, plus the

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aggregate amount of any premium on, or accrued interest to the redemption date for, such secured debt securities shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. Except for such redemption, Detroit Edison covenants that it will not redeem the mortgage bonds or take any action that will result in the mortgage trustee or Detroit Edison incurring an obligation to redeem the mortgage bonds. (Section 404)

Voting of Mortgage Bonds.  The indenture provides that the indenture trustee will, as holder of the mortgage bonds delivered as the basis for the issuance of debt securities, attend such meetings of bondholders under the related mortgage, or deliver its proxy in connection therewith, as relates to matters with respect to which it, as such holder, is entitled to vote or consent. The indenture provides that, so long as no event of default as defined in the indenture has occurred and is continuing, the indenture trustee will, as holder of such mortgage bonds, vote or consent in favor of any amendments or modifications to the mortgage except that the trustee will not vote or consent to any such amendment or modification that is correlative to any amendment or modification of the indenture that would require the consent of holders of securities of any series without the prior written consent that would be required for such correlative amendment or modification of the indenture. (Section 407)

Release Date.  If so provided in a prospectus supplement with respect to any series of debt securities, on a “release date” described below, Detroit Edison will retire the related series of mortgage bonds and all other mortgage bonds subject to the release provisions, and thereafter will not issue any additional mortgage bonds under the mortgage. Detroit Edison will be required to give notice to the holders of the applicable debt securities of the occurrence of any release date. The “release date” means the date as of which all mortgage bonds, other than the mortgage bonds subject to the release provisions of the indenture, including the series of mortgage bonds relating to any debt securities, and other than outstanding mortgage bonds which do not in aggregate principal amount exceed the greater of 5% of Detroit Edison’s Net Tangible Assets (as defined below) or 5% of Detroit Edison’s Capitalization, have been retired through payment, redemption or otherwise.

On the release date, the related series of mortgage bonds will no longer secure the applicable debt securities, and those debt securities, together with all other debt securities secured by mortgage bonds subject to the release provisions, will instead be secured by substitute mortgage bonds issued under a mortgage indenture other than the mortgage, which we refer to as the substitute mortgage. On the date of substitution, Detroit Edison will issue and deliver to the indenture trustee, as security for such debt securities, substitute mortgage bonds. The interest rate, interest payment dates, method of paying interest, stated maturity date and redemption provisions will be identical to those of the applicable series of debt securities, and the substitute mortgage bonds will be issued in the same aggregate principal amount as the related debt securities then outstanding. Until all mortgage bonds issued under the mortgage are no longer outstanding and the mortgage is terminated, the lien securing the substitute mortgage bonds would be subject to the prior lien of the mortgage.

At June 30, 2009, we had outstanding mortgage bonds subject to the release provisions of approximately $3.3 billion, and outstanding mortgage bonds not subject to the release provisions of approximately $840 million, which is approximately 6.8% of our net tangible assets and 9.5% of our Capitalization.

As used in this prospectus, the following terms have the meanings indicated:

“Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination, and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on capital stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury, if any. Subject to the foregoing, capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

“Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as an asset on our consolidated balance sheet, and (ii) appropriate adjustments, if any, on account of minority interests. Net

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Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

Surrender and Exchange of Mortgage Bonds.  The indenture trustee will surrender to the mortgage trustee for cancellation the mortgage bonds in an aggregate principal amount equal to the aggregate principal amount of any other mortgage bonds delivered to and pledged with the indenture trustee pursuant to the indenture in exchange therefor, provided that the mortgage bonds so delivered to and pledged with the indenture trustee contain no provisions that would impair the benefit of the lien of the mortgage in favor of the holders of the related secured debt securities. (Section 406(c))

Provisions Applicable to Subordinated Debt Securities

General

Subordinated debt securities will be issued under the indenture and will rank equally with certain other subordinated debt of Detroit Edison that may be outstanding from time to time and will rank junior to all senior indebtedness of Detroit Edison (including any senior debt securities) that may be outstanding from time to time.

Subordination

The payment of the principal of (and premium, if any) and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the indenture, in right of payment to the prior payment in full of all of our senior indebtedness. (See form of supplemental indenture creating subordinated debt securities).

Upon (i) any acceleration of the principal amount due on the subordinated debt securities or (ii) any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal and premium, if any, and interest due upon all senior indebtedness shall first be paid in full, or payment thereof provided for in money or money’s worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the subordinated debt securities, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to which the holders of the subordinated debt securities would be entitled, except for the provisions of the indenture, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions of the subordinated debt securities upon the senior indebtedness and the holders thereof with respect to the subordinated debt securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by us or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the subordinated debt securities if received by them, directly to the holders of senior indebtedness (pro rata to each such holder on the basis of the respective amounts of senior indebtedness held by such holder) or their representatives, to the extent necessary to pay all senior indebtedness (including interest thereon) in full, in money or money’s worth, after giving effect to any concurrent payments or distributions to or for the holders of senior indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the subordinated debt securities. Our consolidation with or merger into another person or our liquidation or dissolution following the conveyance or transfer of our property as an entirety, or substantially as an entirety, to another person upon the terms and conditions provided in the indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for these purposes.

In the event that any payment or distribution of our assets of any kind or character not permitted by the foregoing provisions, whether in cash, property or securities, shall be received by the trustee or the holders of subordinated debt securities before all senior indebtedness is paid in full, or provision made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such senior indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such senior indebtedness may

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have been issued, as their respective interests may appear, for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

We will make no payment on account of principal of or interest on the subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any senior indebtedness has been made or duly provided for in money or money’s worth in accordance with the terms of such senior indebtedness. We will make no payment on account of principal or interest on the subordinated debt securities if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking funds or interest with respect to any senior indebtedness, or (ii) there shall have occurred an event or default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any senior indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

Subrogation

From and after the payment in full of all senior indebtedness, the holders of the subordinated debt securities (together with the holders of any other indebtedness of Detroit Edison that is subordinate in right of payment to the payment in full of all senior indebtedness, which is not subordinate in right of payment to the subordinated debt securities and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of assets or securities of Detroit Edison applicable to the senior indebtedness until the subordinated debt securities shall be paid in full. For the purposes of such subrogation, no such payments or distributions to the holders of senior indebtedness of assets or securities, which otherwise would have been payable or distributable to holders of the subordinated debt securities, shall, as between Detroit Edison, its creditors other than the holders of senior indebtedness, and the holders of the subordinated debt securities, be deemed to be a payment by Detroit Edison to or on account of the senior indebtedness, it being understood that these provisions of the indenture are and are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities, on the one hand, and the holders of the senior indebtedness, on the other hand. Nothing contained in the indenture is intended to or shall impair as between Detroit Edison, its creditors other than the holders of senior indebtedness, and the holders of the subordinated debt securities, the obligation of Detroit Edison, which is unconditional and absolute, to pay to the holders of the subordinated debt securities the principal of and interest on the subordinated debt securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the subordinated debt securities and creditors of Detroit Edison other than the holders of the senior indebtedness, nor shall anything therein prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default under such subordinated debt security subject to the rights of the holders of senior indebtedness to receive cash, property or securities of Detroit Edison otherwise payable or deliverable to the holders of the subordinated debt securities or to a representative of such holders, on their behalf.

Except as we may provide in the applicable prospectus supplement and supplemental indenture, the term “senior indebtedness” is defined in the indenture as indebtedness incurred by Detroit Edison for money borrowed whether outstanding on the date hereof or incurred in the future, all deferrals, renewals or extensions of any such indebtedness and all evidences of indebtedness issued in exchange for any such indebtedness and guarantees by Detroit Edison of the foregoing items of indebtedness for money borrowed by persons other than Detroit Edison and all obligations as lessee under any and all leases of property, equipment and other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, unless, in any such case, such indebtedness, guarantee or obligation provides by its terms that it shall not constitute senior indebtedness.

If we issue subordinated debt securities, we will describe the aggregate principal amount of senior indebtedness outstanding as of a recent date in the applicable prospectus supplement. The indenture does not restrict the amount of senior indebtedness that Detroit Edison may incur.

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Governing Law

The indenture is governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustees

The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the indenture and the successor trustee under the mortgage. Affiliates of The Bank of New York Mellon Trust Company, N.A. act as lender for, and provide other banking, investment banking and other financial services to, Detroit Edison and its affiliates. The Trust Indenture Act contains limitations on the rights of The Bank of New York Mellon Trust Company, N.A., in its capacity as indenture trustee and mortgage trustee, should it become a creditor of Detroit Edison, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each of the indenture trustee and the mortgage trustee is permitted to engage in other transactions with Detroit Edison and its subsidiaries from time to time, provided that if either such trustee acquires any conflicting interests it must eliminate such conflicts upon the occurrence of an event of default under the indenture or mortgage, as the case may be, or else resign.

BOOK-ENTRY SECURITIES

Unless we otherwise specify in the applicable prospectus supplement, the securities will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.

Portions of the following information concerning DTC and DTC’s book-entry only system have been obtained from sources that we believe to be reliable. We make no representation as to the accuracy of such information.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

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To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Detroit Edison as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from Detroit Edison or its agent on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee or Detroit Edison, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Detroit Edison or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the securities will be printed and delivered to DTC.

PLAN OF DISTRIBUTION

Detroit Edison may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

Detroit Edison may designate one or more agents to sell the securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If Detroit Edison uses underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be

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subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. If Detroit Edison uses a dealer in the sale, it will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re- allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from Detroit Edison and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. Detroit Edison may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market. Detroit Edison may elect to list any class or series of securities on any exchange but is not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Detroit Edison cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the securities and certain other legal matters will be passed upon for Detroit Edison by Randall Rutkofske, General Counsel. Mr. Rutkofske beneficially owns shares of DTE Energy common stock and holds options to purchase additional shares. Except as otherwise set forth in a prospectus supplement, certain legal matters relating to the securities will be passed upon for any underwriters, dealers or agents by Dewey & LeBoeuf LLP, New York, New York. Dewey & LeBoeuf LLP will rely on the opinion of Mr. Rutkofske with respect to Michigan law.

Dewey & LeBoeuf LLP has represented, and may in the future continue to represent, us and/or certain of our affiliates as to certain energy regulatory, commercial and other matters unrelated to the offering of securities described in this prospectus.

EXPERTS

The Company’s consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in

22

their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards).

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and copy charges.

You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a web site at http://www.detroitedison.com, that contains information about us. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009; and

•	Current Reports on Form 8-K filed January 27, May 4, and May 18, 2009, and on Form 8-K/A filed March 5, 2009.

Each of these documents is available from the SEC’s web site and public reference rooms described above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, excluding the exhibits to those documents unless the exhibits are specifically incorporated by reference therein. You may make such a request by writing or telephoning Detroit Edison Investor Relations at:

The Detroit Edison Company
Attention: Investor Relations, 819 WCB
One Energy Plaza
Detroit, Michigan 48226-1279
(313) 235-8030

23

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

Amount to be
Paid

SEC filing fee for registration statement	$(1)
Printing and mailing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees fees and expenses	(2)
Rating agencies’ fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)	These expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

(a) Indemnification.  The DTE Energy Company articles of incorporation and the Detroit Edison articles of incorporation provide that, to the fullest extent permitted by the Michigan Business Corporation Act (the “Corporation Act”) or any other applicable law, no director shall be personally liable to DTE Energy or Detroit Edison, as applicable, or their respective shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director.

DTE Energy’s articles of incorporation and Detroit Edison’s articles of incorporation provide that each person who is or was or had agreed to become a director or officer, or each such person who is or was serving or who had agreed to serve at the request of the board of directors as an employee or agent or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified to the full extent permitted by the Corporation Act or any other applicable laws as presently or hereafter in effect. DTE Energy’s articles of incorporation further state that DTE Energy may enter into one or more agreements with any person, which agreements provide for indemnification greater or different than that provided for in the articles of incorporation. In addition, pursuant to the authority granted by Article VII of its articles of incorporation, Detroit Edison has entered into indemnification agreements with its officers and directors which provide for indemnification to the maximum extent permitted by law. These agreements set forth certain procedures for the advancement by Detroit Edison of certain expenses to indemnitees.

Section 209(1)(c) of the Corporation Act permits a corporation to eliminate or limit a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (1) the amount of financial benefit received by a director to which he or she is not entitled; (2) the intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 551 of the Corporation Act, dealing with unlawful distributions; or (4) an intentional criminal act.

Section 561 of the Corporation Act permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Sections 562 and 564c of the Corporation Act provide that in a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by directors and officers in connection with the action or suit, but only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification will be made if such person will have been found liable to the corporation, unless and only to the extent that the court in which the action or suit was brought has determined upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses in view of all relevant circumstances, despite such adjudication of liability.

Section 563 of the Corporation Act provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562, or in defense of a claim, issue, or matter in the action, suit or proceeding, shall be indemnified against actual and reasonable expenses, including attorney’s fees, incurred by him or her in connection with the action, suit or proceeding and an action suit or proceeding brought to enforce this mandatory indemnification.

Reference is made to the underwriting agreement or agreements filed or incorporated by reference as exhibits hereto, which will provide for indemnification of controlling persons, directors and certain officers of the registrant against certain liabilities.

The DTE Energy Trust’s amended and restated trust agreement provides that no trustee, affiliate of any trustee or any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of any trustee or any officer, employee or agent of the DTE Energy Trust or its affiliates, as applicable, each referred to as an “indemnified person,” shall be liable, responsible or accountable in damages or otherwise to the DTE Energy Trust or any officer, employee or agent of the DTE Energy Trust or its affiliates, or any officer, director, shareholder, partner, member, representative, employee or agent of DTE Energy or its affiliates or to any holders of trust preferred securities of the DTE Energy Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the indemnified person in good faith on behalf of such DTE Energy Trust and in a manner the indemnified person reasonably believed to be within the scope of the authority conferred on it by the amended and restated trust agreement or by law, except that the indemnified person shall be liable for any loss, damage or claim incurred by reason of that indemnified person’s gross negligence (or, in the case of the property trustee of the DTE Energy Trust, negligence), bad faith or willful misconduct with respect to such acts or omissions.

The amended and restated trust agreement of the DTE Energy Trust also provides that, to the fullest extent permitted by law, DTE Energy shall indemnify any administrative trustees or their affiliates, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustees or their affiliates, or any officer, employee or agent of the DTE Energy Trust or its affiliates, each referred to as a “company indemnified person,” who was or is a party or is threatened to be made a party to any action, suit or proceeding (other than an action by or in the right of the DTE Energy Trust), against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the company indemnified party acted in good faith and in a manner the company indemnified party believed to be in or not opposed to the best interests of the DTE Energy Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. The amended and restated trust agreement further provides that expenses (including reasonable attorneys’ fees) incurred by a company indemnified person in defending any action, suit or proceeding shall be paid by DTE Energy in advance of the final disposition of such action, suit or proceeding upon receipt by DTE Energy of an undertaking by or on behalf of the company indemnified person to repay such amount if it shall ultimately be determined that the company indemnified person is not entitled to be indemnified pursuant to the amended and restated trust agreement.

The amended and restated trust agreement further provides that, to the fullest extent permitted by law, DTE Energy shall indemnify and hold harmless each property trustee, Delaware trustee, affiliate of a property trustee or Delaware trustee and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustees or the Delaware trustees for any loss, liability or expense to the extent incurred without gross negligence (or, in the case of the property trustee, negligence), bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of such DTE Energy Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the amended and restated trust agreement.

(b) Insurance.  DTE Energy and Detroit Edison (with respect to indemnification liability) and their respective directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under eight insurance policies providing aggregate coverage for DTE Energy and its affiliates, including Detroit Edison, in the amount of $185 million.

Item 16.	Exhibits

Exhibit
Number		Description

1.1		Form of Underwriting Agreement with respect to DTE Energy’s Debt Securities.
1	.2†	Form of Underwriting Agreement with respect to DTE Energy’s Common Stock.
1	.3†	Form of Underwriting Agreement with respect to DTE Energy Trust’s Trust Preferred Securities.
1.4		Form of Underwriting Agreement with respect to Detroit Edison’s Debt Securities.
*4	.1	Amended and Restated Articles of Incorporation of DTE Energy dated December 13, 1995 (incorporated herein by reference to Exhibit 3-5 to DTE Energy’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)), as amended by Certificate of Designation of Series A Junior Participating Preferred Stock of DTE Energy dated September 23, 1997 (incorporated herein by reference to Exhibit 3-6 to DTE Energy’s Form 10-Q for the quarter ended September 30, 1997) (provisions defining rights of holders of DTE Energy common stock).
*4	.2	Bylaws of DTE Energy, as amended through February 24, 2005 (incorporated herein by reference to Exhibit 3.1 to DTE Energy’s Form 8-K dated February 24, 2005) (provisions defining rights of holders of DTE Energy common stock).
*4	.3	Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-58834)).
*4	.4	Third Supplemental Indenture, dated as of April 9, 2001, among DTE Capital Corporation, DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-225 to DTE Energy’s Form 10-Q for the quarter ended March 31, 2001). (succession by DTE Energy under the Indenture)
*4	.5	Supplemental Indenture, dated as of May 30, 2001, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-226 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2001). (6.45% Senior Notes due 2006 and 7.05% Senior Notes due 2011)
*4	.6	Supplemental Indenture, dated as of April 1, 2003, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4(o) to DTE Energy’s Form 10-Q for the quarter ended March 31, 2003). (2003 Series A 6 3/8% Senior Notes due 2033)
*4	.7	Supplemental Indenture, dated as of May 15, 2006, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-239 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series B 6.35% Senior Notes due 2016)
*4	.8	Supplemental Indenture, dated as of May 1, 2009, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Form 8-K filed May 18, 2009). (2009 Series A 7.625% Senior Notes due 2014)
4.9		Form of DTE Energy’s Senior Supplemental Indenture (including Form of Note as Exhibit A).
4.10		Form of DTE Energy’s Subordinated Supplemental Indenture (including Form of Note as Exhibit A).
4.11		Form of DTE Energy’s Preferred Securities Guarantee Agreement for DTE Energy Trust III.
*4	.12	Certificate of Trust of DTE Energy Trust III (incorporated herein by reference to Exhibit 4.19 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-99955)).

Exhibit
Number		Description

*4	.13	Trust Agreement of DTE Energy Trust III (incorporated herein by reference to Exhibit 4.21 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-99955)).
*4	.14	Form of Amended and Restated Trust Agreement of DTE Energy Trust III (incorporated herein by reference to Exhibit 4.22 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-99955)).
*4	.15	Agreement of Resignation, Appointment and Acceptance among DTE Energy Trust III, The Bank of New York, The Bank of New York Trust Company, N.A. and DTE Energy Company dated as of August 21, 2006 (incorporated herein by reference to Exhibit 4.17 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-136815)).
*4	.16	Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-152 to Detroit Edison’s Registration Statement (File No. 33-50325)).
*4	.17	Ninth Supplemental Indenture, dated as of October 10, 2001, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-229 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2001). (5.050% Senior Notes due 2005 and 6.125% Senior Notes due 2010)
*4	.18	Tenth Supplemental Indenture, dated as of October 23, 2002, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-231 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2002). (5.20% Senior Notes due 2012 and 6.35% Senior Notes due 2032)
*4	.19	Eleventh Supplemental Indenture, dated as of December 1, 2002, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-233 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2003). (5.45% Senior Notes due 2032 and 5.25% Senior Notes due 2032)
*4	.20	Twelfth Supplemental Indenture, dated as of August 1, 2003, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-236 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2003). (5 1/2% Senior Notes due 2030)
*4	.21	Thirteenth Supplemental Indenture, dated as of April 1, 2004, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-237 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2004). (4.875% Senior Notes Due 2029 and 4.65% Senior Notes due 2028)
*4	.22	Fourteenth Supplemental Indenture, dated as of July 15, 2004, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-239 to Detroit Edison’s Form 10-Q for quarter ended June 30, 2004). (2004 Series D 5.40% Senior Notes due 2014)
*4	.23	Sixteenth Supplemental Indenture, dated as of April 1, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series AR 4.80% Senior Notes due 2015 and 2005 Series BR 5.45% Senior Notes due 2035)
*4	.24	Eighteenth Supplemental Indenture, dated as of September 15, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit No. 4.1 to Detroit Edison’s Form 8-K dated September 29, 2005). (2005 Series C 5.19% Senior Notes due October 1, 2023)
*4	.25	Nineteenth Supplemental Indenture, dated as of September 30, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-247 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E 5.70% Senior Notes due 2037)
*4	.26	Twentieth Supplemental Indenture, dated as of May 15, 2006, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-249 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A Senior Notes due 2036)

Exhibit
Number		Description

*4	.27	Twenty-Second Supplemental Indenture, dated as of December 1, 2007, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A Senior Notes due 2037)
*4	.28	Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-254 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET Variable Rate Senior Notes due 2029)
*4	.29	Twenty-Fifth Supplemental Indenture, dated as of June 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-256 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G 5.60% Senior Notes due 2018)
*4	.30	Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-258 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT Variable Rate Senior Notes due 2020)
*4	.31	Twenty-Seventh Supplemental Indenture, dated as of October 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-260 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2008). (2008 Series J 6.40% Senior Notes due 2013)
*4	.32	Twenty-Eighth Supplemental Indenture, dated as of December 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-262 to Detroit Edison’s Form 10-K for the year ended December 31, 2008). (2008 Series LT 6.75% Senior Notes due 2038)
*4	.33	Twenty-Ninth Supplemental Indenture, dated as of March 15, 2009, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-264 to Detroit Edison’s Form 10-Q for the quarter ended March 31, 2009). (2009 Series BT 6.00% Senior Notes due 2036)
*4	.34	Amendment dated June 1, 2009 to the Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between The Detroit Edison Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-265 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series ET Variable Rate Senior Notes due 2029)
*4	.35	Amendment dated June 1, 2009 to the Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between The Detroit Edison Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-266 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series KT Variable Rate Senior Notes due 2020)
4.36		Form of Supplemental Indenture for Detroit Edison’s Unsecured Debt Securities (including Form of Note as Exhibit A).
4.37		Form of Supplemental Indenture for Detroit Edison’s Secured Debt Securities (including Form of Note as Exhibit A).
*4	.38	Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-1 to Detroit Edison’s Registration Statement on Form A-2 (File No. 2-1630)).
*4	.39	Supplemental Indenture, dated as of December 1, 1940, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-14 to Detroit Edison’s Registration Statement on Form A-2 (File No. No. 2-4609)). (amendment)

Exhibit
Number		Description

*4	.40	Supplemental Indenture, dated as of September 1, 1947, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-20 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-7136)). (amendment)
*4	.41	Supplemental Indenture, dated as of March 1, 1950, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-22 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-8290)). (amendment)
*4	.42	Supplemental Indenture, dated as of November 15, 1951, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-23 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-9226)). (amendment)
*4	.43	Supplemental Indenture, dated as of August 15, 1957, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 3-B-30 to Detroit Edison’s Form 8-K dated September 11, 1957). (amendment)
*4	.44	Supplemental Indenture, dated as of December 1, 1966, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 2-B-32 to Detroit Edison’s Registration Statement on Form S-9 (File No. 2-25664)). (amendment)
*4	.45	Supplemental Indenture, dated as of February 15, 1990, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-212 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (1990 Series B, C, E and F)
*4	.46	Supplemental Indenture, dated as of April 1, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-15 to Detroit Edison’s Form 10-K for year ended December 31, 1995). (1991 Series AP)
*4	.47	Supplemental Indenture, dated as of May 1, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-178 to Detroit Edison’s Form 10-K for year ended December 31, 1996). (1991 Series BP and CP)
*4	.48	Supplemental Indenture, dated as of May 15, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-179 to Detroit Edison’s Form 10-K for year ended December 31, 1996). (1991 Series DP)
*4	.49	Supplemental Indenture, dated as of February 29, 1992, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-187 to Detroit Edison’s Form 10-Q for quarter ended March 31, 1998). (1992 Series AP)
*4	.50	Supplemental Indenture, dated as of April 26, 1993, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-215 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (amendment)
*4	.51	Supplemental Indenture, dated as of June 30, 1993, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-216 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (1993 Series AP)
*4	.52	Supplemental Indenture, dated as of August 1, 1999, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-204 to Detroit Edison’s Form 10-Q for quarter ended September 30, 1999). (1999 Series AP, BP and CP)

Exhibit
Number		Description

*4	.53	Supplemental Indenture, dated as of August 1, 2000, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-210 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2000). (2000 Series BP)
*4	.54	Supplemental Indenture, dated as of March 15, 2001, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-222 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2001). (2001 Series AP)
*4	.55	Supplemental Indenture, dated as of May 1, 2001, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-226 to Detroit Edison’s Form 10-Q for quarter ended June 30, 2001). (2001 Series BP)
*4	.56	Supplemental Indenture, dated as of August 15, 2001, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-227 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2001). (2001 Series CP)
*4	.57	Supplemental Indenture, dated as of September 15, 2001, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-228 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2001). (2001 Series E)
*4	.58	Supplemental Indenture, dated as of September 17, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-3 (File No. 333-100000)). (amendment and successor trustee)
*4	.59	Supplemental Indenture, dated as of October 15, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-230 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2002). (2002 Series A and B)
*4	.60	Supplemental Indenture, dated as of December 1, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-232 to Detroit Edison’s Form 10-K for year ended December 31, 2002). (2002 Series C and D)
*4	.61	Supplemental Indenture, dated as of August 1, 2003, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-235 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2003). (2003 Series A)
*4	.62	Supplemental Indenture, dated as of March 15, 2004, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-238 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2004). (2004 Series A and B)
*4	.63	Supplemental Indenture, dated as of July 1, 2004, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-240 to Detroit Edison’s Form 10-Q for quarter ended June 30, 2004). (2004 Series D)
*4	.64	Supplemental Indenture, dated as of April 1, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.3 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series AR and BR)
*4	.65	Supplemental Indenture, dated as of September 15, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K dated September 29, 2005). (2005 Series C)

Exhibit
Number		Description

*4	.66	Supplemental Indenture, dated as of September 30, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-248 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E)
*4	.67	Supplemental Indenture, dated as of May 15, 2006, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-250 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A)
*4	.68	Supplemental Indenture, dated as of December 1, 2007, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A)
*4	.69	Supplemental Indenture, dated as of May 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-253 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET)
*4	.70	Supplemental Indenture, dated as of June 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-255 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G)
*4	.71	Supplemental Indenture, dated as of July 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-257 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT)
*4	.72	Supplemental Indenture, dated as of October 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-259 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2008). (2008 Series J)
*4	.73	Supplemental Indenture, dated as of December 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-261 to Detroit Edison’s Form 10-K for the year ended December 31, 2008). (2008 Series LT)
*4	.74	Supplemental Indenture, dated as of March 15, 2009, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-263 to Detroit Edison’s Form 10-Q for the quarter ended March 31, 2009). (2009 Series BT)
4.75		Form of Supplemental Indenture to Detroit Edison’s Mortgage for General and Refunding Mortgage Bonds (including Form of Mortgage Bonds).
5.1		Opinion and Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy, regarding validity of securities being registered.
5.2		Opinion of Richards, Layton & Finger, P.A. regarding legality of securities being registered by DTE Energy Trust III.
5.3		Opinion and Consent of Randall Rutkofske, General Counsel of Detroit Edison, regarding validity of securities being registered.
12.1		Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends with respect to DTE Energy.
*12	.2	Computation of Ratios of Earnings to Fixed Charges with respect to Detroit Edison (incorporated herein by reference to Exhibit 12-34 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009).
23.1		Consent of Deloitte & Touche LLP with respect to the financial statements of DTE Energy.
23.2		Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

Exhibit
Number	Description

23.3	Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
23.4	Consent of Deloitte & Touche LLP with respect to the financial statements of Detroit Edison.
23.5	Consent of Randall Rutkofske, General Counsel of Detroit Edison (included in the opinion filed as Exhibit 5.3 to this Registration Statement).
24.1	DTE Energy Directors’ Power of Attorney.
24.2	Detroit Edison Directors’ Power of Attorney (appears on the signature page to this Registration Statement).
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Energy Indenture.
25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the Amended and Restated Trust Agreement for DTE Energy Trust III.
25.3	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the Trust Preferred Securities Guarantee Agreement for DTE Energy Trust III.
25.4	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the Detroit Edison Mortgage.
25.5	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the Detroit Edison Indenture.

*	Previously filed.

†	To be filed in a current report on Form 8-K or by amendment, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.

Item 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Detroit Edison’s or DTE Energy’s annual report, as applicable, pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 21st day of August, 2009.

DTE ENERGY COMPANY
(Registrant)

By:	/s/ Anthony F. Earley, Jr.
Anthony F. Earley, Jr.
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony F. Earley, Jr. Anthony F. Earley, Jr.	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 21, 2009

/s/ David E. Meador David E. Meador	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 21, 2009

/s/ Peter B. Oleksiak Peter B. Oleksiak	Vice President and Controller (Principal Accounting Officer)	August 21, 2009

Gerard M. Anderson	Director and Chief Operating Officer	August 21, 2009

* Lillian Bauder	Director	August 21, 2009

* W. Frank Fountain	Director	August 21, 2009

* Allan D. Gilmour	Director	August 21, 2009

* Frank M. Hennessey	Director	August 21, 2009

* John E. Lobbia	Director	August 21, 2009

* Gail J. McGovern	Director	August 21, 2009

Signature		Title	Date

* Eugene A. Miller		Director	August 21, 2009

* Mark A. Murray		Director	August 21, 2009

* Charles W. Pryor, Jr.		Director	August 21, 2009

* Josue Robles, Jr.		Director	August 21, 2009

* Ruth G. Shaw		Director	August 21, 2009

* James H. Vandenberghe		Director	August 21, 2009

*By:	/s/ David E. Meador David E. Meador Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 21st day of August, 2009.

DTE ENERGY TRUST III
(Registrant)

By: DTE Energy Company, as Sponsor

By:	/s/ Sandra Kay Ennis
Sandra Kay Ennis
Corporate Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 21st day of August, 2009.

THE DETROIT EDISON COMPANY
(Registrant)

By:	/s/ Anthony F. Earley, Jr.
Anthony F. Earley, Jr.
Chairman of the Board
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby constitutes and appoints N.A. Khouri, Sharon L. Sabat, and Anthony G. Morrow the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things the said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Anthony F. Earley, Jr. Anthony F. Earley, Jr.	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 21, 2009

/s/ David E. Meador David E. Meador	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 21, 2009

/s/ Peter B. Oleksiak Peter B. Oleksiak	Vice President and Controller (Principal Accounting Officer)	August 21, 2009

/s/ Sandra Kay Ennis Sandra Kay Ennis	Director	August 21, 2009

/s/ Bruce D. Peterson Bruce D. Peterson	Director	August 21, 2009

INDEX TO EXHIBITS

Exhibit
Number		Description

1.1		Form of Underwriting Agreement with respect to DTE Energy’s Debt Securities.
1	.2†	Form of Underwriting Agreement with respect to DTE Energy’s Common Stock.
1	.3†	Form of Underwriting Agreement with respect to DTE Energy Trust’s Trust Preferred Securities.
1.4		Form of Underwriting Agreement with respect to Detroit Edison’s Debt Securities.
*4	.1	Amended and Restated Articles of Incorporation of DTE Energy dated December 13, 1995 (incorporated herein by reference to Exhibit 3-5 to DTE Energy’s Form 10-Q for the quarter ended September 30, 1997 (File No. 1-11607)), as amended by Certificate of Designation of Series A Junior Participating Preferred Stock of DTE Energy dated September 23, 1997 (incorporated herein by reference to Exhibit 3-6 to DTE Energy’s Form 10-Q for the quarter ended September 30, 1997) (provisions defining rights of holders of DTE Energy common stock).
*4	.2	Bylaws of DTE Energy, as amended through February 24, 2005 (incorporated herein by reference to Exhibit 3.1 to DTE Energy’s Form 8-K dated February 24, 2005) (provisions defining rights of holders of DTE Energy common stock).
*4	.3	Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-58834)).
*4	.4	Third Supplemental Indenture, dated as of April 9, 2001, among DTE Capital Corporation, DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-225 to DTE Energy’s Form 10-Q for the quarter ended March 31, 2001). (succession by DTE Energy under the Indenture)
*4	.5	Supplemental Indenture, dated as of May 30, 2001, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-226 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2001). (6.45% Senior Notes due 2006 and 7.05% Senior Notes due 2011)
*4	.6	Supplemental Indenture, dated as of April 1, 2003, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4(o) to DTE Energy’s Form 10-Q for the quarter ended March 31, 2003). (2003 Series A 6 3/8% Senior Notes due 2033)
*4	.7	Supplemental Indenture, dated as of May 15, 2006, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-239 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series B 6.35% Senior Notes due 2016)
*4	.8	Supplemental Indenture, dated as of May 1, 2009, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Form 8-K filed May 18, 2009). (2009 Series A 7.625% Senior Notes due 2014)
4.9		Form of DTE Energy’s Senior Supplemental Indenture (including Form of Note as Exhibit A).
4.10		Form of DTE Energy’s Subordinated Supplemental Indenture (including Form of Note as Exhibit A).
4.11		Form of DTE Energy’s Preferred Securities Guarantee Agreement for DTE Energy Trust III.
*4	.12	Certificate of Trust of DTE Energy Trust III (incorporated herein by reference to Exhibit 4.19 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-99955)).
*4	.13	Trust Agreement of DTE Energy Trust III (incorporated herein by reference to Exhibit 4.21 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-99955)).
*4	.14	Form of Amended and Restated Trust Agreement of DTE Energy Trust III (incorporated herein by reference to Exhibit 4.22 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-99955)).
*4	.15	Agreement of Resignation, Appointment and Acceptance among DTE Energy Trust III, The Bank of New York, The Bank of New York Trust Company, N.A. and DTE Energy Company dated as of August 21, 2006 (incorporated herein by reference to Exhibit 4.17 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-136815)).
*4	.16	Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-152 to Detroit Edison’s Registration Statement (File No. 33-50325)).
*4	.17	Ninth Supplemental Indenture, dated as of October 10, 2001, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-229 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2001). (5.050% Senior Notes due 2005 and 6.125% Senior Notes due 2010)

Exhibit
Number		Description

*4	.18	Tenth Supplemental Indenture, dated as of October 23, 2002, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-231 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2002). (5.20% Senior Notes due 2012 and 6.35% Senior Notes due 2032)
*4	.19	Eleventh Supplemental Indenture, dated as of December 1, 2002, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-233 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2003). (5.45% Senior Notes due 2032 and 5.25% Senior Notes due 2032)
*4	.20	Twelfth Supplemental Indenture, dated as of August 1, 2003, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-236 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2003). (5 1/2% Senior Notes due 2030)
*4	.21	Thirteenth Supplemental Indenture, dated as of April 1, 2004, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-237 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2004). (4.875% Senior Notes Due 2029 and 4.65% Senior Notes due 2028)
*4	.22	Fourteenth Supplemental Indenture, dated as of July 15, 2004, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-239 to Detroit Edison’s Form 10-Q for quarter ended June 30, 2004). (2004 Series D 5.40% Senior Notes due 2014)
*4	.23	Sixteenth Supplemental Indenture, dated as of April 1, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series AR 4.80% Senior Notes due 2015 and 2005 Series BR 5.45% Senior Notes due 2035)
*4	.24	Eighteenth Supplemental Indenture, dated as of September 15, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit No. 4.1 to Detroit Edison’s Form 8-K dated September 29, 2005). (2005 Series C 5.19% Senior Notes due October 1, 2023)
*4	.25	Nineteenth Supplemental Indenture, dated as of September 30, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-247 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E 5.70% Senior Notes due 2037)
*4	.26	Twentieth Supplemental Indenture, dated as of May 15, 2006, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-249 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A Senior Notes due 2036)
*4	.27	Twenty-Second Supplemental Indenture, dated as of December 1, 2007, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A Senior Notes due 2037)
*4	.28	Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-254 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET Variable Rate Senior Notes due 2029)
*4	.29	Twenty-Fifth Supplemental Indenture, dated as of June 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-256 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G 5.60% Senior Notes due 2018)
*4	.30	Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-258 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT Variable Rate Senior Notes due 2020)

Exhibit
Number		Description

*4	.31	Twenty-Seventh Supplemental Indenture, dated as of October 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-260 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2008). (2008 Series J 6.40% Senior Notes due 2013)
*4	.32	Twenty-Eighth Supplemental Indenture, dated as of December 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-262 to Detroit Edison’s Form 10-K for the year ended December 31, 2008). (2008 Series LT 6.75% Senior Notes due 2038)
*4	.33	Twenty-Ninth Supplemental Indenture, dated as of March 15, 2009, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-264 to Detroit Edison’s Form 10-Q for the quarter ended March 31, 2009). (2009 Series BT 6.00% Senior Notes due 2036)
*4	.34	Amendment dated June 1, 2009 to the Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between The Detroit Edison Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-265 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series ET Variable Rate Senior Notes due 2029)
*4	.35	Amendment dated June 1, 2009 to the Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between The Detroit Edison Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-266 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series KT Variable Rate Senior Notes due 2020)
4.36		Form of Supplemental Indenture for Detroit Edison’s Unsecured Debt Securities (including Form of Note as Exhibit A).
4.37		Form of Supplemental Indenture for Detroit Edison’s Secured Debt Securities (including Form of Note as Exhibit A).
*4	.38	Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-1 to Detroit Edison’s Registration Statement on Form A-2 (File No. 2-1630)).
*4	.39	Supplemental Indenture, dated as of December 1, 1940, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-14 to Detroit Edison’s Registration Statement on Form A-2 (File No. No. 2-4609)). (amendment)
*4	.40	Supplemental Indenture, dated as of September 1, 1947, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-20 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-7136)). (amendment)
*4	.41	Supplemental Indenture, dated as of March 1, 1950, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-22 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-8290)). (amendment)
*4	.42	Supplemental Indenture, dated as of November 15, 1951, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-23 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-9226)). (amendment)
*4	.43	Supplemental Indenture, dated as of August 15, 1957, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 3-B-30 to Detroit Edison’s Form 8-K dated September 11, 1957). (amendment)
*4	.44	Supplemental Indenture, dated as of December 1, 1966, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 2-B-32 to Detroit Edison’s Registration Statement on Form S-9 (File No. 2-25664)). (amendment)

Exhibit
Number		Description

*4	.45	Supplemental Indenture, dated as of February 15, 1990, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-212 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (1990 Series B, C, E and F)
*4	.46	Supplemental Indenture, dated as of April 1, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-15 to Detroit Edison’s Form 10-K for year ended December 31, 1995). (1991 Series AP)
*4	.47	Supplemental Indenture, dated as of May 1, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-178 to Detroit Edison’s Form 10-K for year ended December 31, 1996). (1991 Series BP and CP)
*4	.48	Supplemental Indenture, dated as of May 15, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-179 to Detroit Edison’s Form 10-K for year ended December 31, 1996). (1991 Series DP)
*4	.49	Supplemental Indenture, dated as of February 29, 1992, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-187 to Detroit Edison’s Form 10-Q for quarter ended March 31, 1998). (1992 Series AP)
*4	.50	Supplemental Indenture, dated as of April 26, 1993, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-215 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (amendment)
*4	.51	Supplemental Indenture, dated as of June 30, 1993, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-216 to Detroit Edison’s Form 10-K for year ended December 31, 2000). (1993 Series AP)
*4	.52	Supplemental Indenture, dated as of August 1, 1999, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-204 to Detroit Edison’s Form 10-Q for quarter ended September 30, 1999). (1999 Series AP, BP and CP)
*4	.53	Supplemental Indenture, dated as of August 1, 2000, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-210 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2000). (2000 Series BP)
*4	.54	Supplemental Indenture, dated as of March 15, 2001, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-222 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2001). (2001 Series AP)
*4	.55	Supplemental Indenture, dated as of May 1, 2001, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-226 to Detroit Edison’s Form 10-Q for quarter ended June 30, 2001). (2001 Series BP)
*4	.56	Supplemental Indenture, dated as of August 15, 2001, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-227 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2001). (2001 Series CP)
*4	.57	Supplemental Indenture, dated as of September 15, 2001, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-228 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2001). (2001 Series E)

Exhibit
Number		Description

*4	.58	Supplemental Indenture, dated as of September 17, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-3 (File No. 333-100000)). (amendment and successor trustee)
*4	.59	Supplemental Indenture, dated as of October 15, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-230 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2002). (2002 Series A and B)
*4	.60	Supplemental Indenture, dated as of December 1, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-232 to Detroit Edison’s Form 10-K for year ended December 31, 2002). (2002 Series C and D)
*4	.61	Supplemental Indenture, dated as of August 1, 2003, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-235 to Detroit Edison’s Form 10-Q for quarter ended September 30, 2003). (2003 Series A)
*4	.62	Supplemental Indenture, dated as of March 15, 2004, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-238 to Detroit Edison’s Form 10-Q for quarter ended March 31, 2004). (2004 Series A and B)
*4	.63	Supplemental Indenture, dated as of July 1, 2004, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-240 to Detroit Edison’s Form 10-Q for quarter ended June 30, 2004). (2004 Series D)
*4	.64	Supplemental Indenture, dated as of April 1, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.3 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series AR and BR)
*4	.65	Supplemental Indenture, dated as of September 15, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K dated September 29, 2005). (2005 Series C)
*4	.66	Supplemental Indenture, dated as of September 30, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-248 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E)
*4	.67	Supplemental Indenture, dated as of May 15, 2006, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-250 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A)
*4	.68	Supplemental Indenture, dated as of December 1, 2007, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A)
*4	.69	Supplemental Indenture, dated as of May 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-253 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET)
*4	.70	Supplemental Indenture, dated as of June 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-255 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G)

Exhibit
Number		Description

*4	.71	Supplemental Indenture, dated as of July 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-257 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT)
*4	.72	Supplemental Indenture, dated as of October 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-259 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2008). (2008 Series J)
*4	.73	Supplemental Indenture, dated as of December 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-261 to Detroit Edison’s Form 10-K for the year ended December 31, 2008). (2008 Series LT)
*4	.74	Supplemental Indenture, dated as of March 15, 2009, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-263 to Detroit Edison’s Form 10-Q for the quarter ended March 31, 2009). (2009 Series BT)
4.75		Form of Supplemental Indenture to Detroit Edison’s Mortgage for General and Refunding Mortgage Bonds (including Form of Mortgage Bonds).
5.1		Opinion and Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy, regarding validity of securities being registered.
5.2		Opinion of Richards, Layton & Finger, P.A. regarding legality of securities being registered by DTE Energy Trust III.
5.3		Opinion and Consent of Randall Rutkofske, General Counsel of Detroit Edison, regarding validity of securities being registered.
12.1		Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends with respect to DTE Energy.
*12	.2	Computation of Ratios of Earnings to Fixed Charges with respect to Detroit Edison (incorporated herein by reference to Exhibit 12-34 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009).
23.1		Consent of Deloitte & Touche LLP with respect to the financial statements of DTE Energy.
23.2		Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
23.3		Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
23.4		Consent of Deloitte & Touche LLP with respect to the financial statements of Detroit Edison.
23.5		Consent of Randall Rutkofske, General Counsel of Detroit Edison (included in the opinion filed as Exhibit 5.3 to this Registration Statement).
24.1		DTE Energy Directors’ Power of Attorney.
24.2		Detroit Edison Directors’ Power of Attorney (appears on the signature page to this Registration Statement).
25.1		Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Energy Indenture.
25.2		Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the Amended and Restated Trust Agreement for DTE Energy Trust III.
25.3		Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the Trust Preferred Securities Guarantee Agreement for DTE Energy Trust III.
25.4		Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the Detroit Edison Mortgage.
25.5		Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the Detroit Edison Indenture.

*	Previously filed.

†	To be filed in a current report on Form 8-K or by amendment, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.